EXHIBIT 10.1


                             AMENDED AND RESTATED

                         CREDIT AND SECURITY AGREEMENT



                               SM&A CORPORATION



           Each of the Financial Institutions Initially A Signatory
                     Hereto, Together with Those Assignees
                           Pursuant to Section 10.6
                              Hereof, as Lenders,



                                      and



                          MELLON BANK, N.A., as Agent

                                      and



                      WELLS FARGO BANK, N.A., as Co-Agent



                                 June 7, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS.......................................................................................      1

SECTION 1.1  Defined Terms..................................................................................      1

SECTION 1.2  Other Definitional Provisions..................................................................     14

ARTICLE II THE CREDIT.......................................................................................     14

SECTION 2.1  The Revolving Loans............................................................................     14

SECTION 2.2  Making the Revolving Loans.....................................................................     16

SECTION 2.3  Swing Line Loans...............................................................................     19

SECTION 2.4  Making the Swing Line Loans....................................................................     19

SECTION 2.5  Repayment......................................................................................     20

SECTION 2.6  Interest Rate and Payment Dates................................................................     21

SECTION 2.7  Letters of Credit..............................................................................     22

SECTION 2.8  Fees...........................................................................................     25

ARTICLE III GENERAL PROVISIONS CONCERNING THE LOANS.........................................................     27

SECTION 3.1  Use of Proceeds................................................................................     27

SECTION 3.2  Computation of Interest and Fees...............................................................     27

SECTION 3.3  Payments.......................................................................................     27

SECTION 3.4  Apportionment, Application, and Reversal of Payments...........................................     28

SECTION 3.5  Reduced Return.................................................................................     28

SECTION 3.6  Indemnities and Losses.........................................................................     29

SECTION 3.7  Requirements of Law............................................................................     30

ARTICLE IV CONDITIONS OF LENDING............................................................................     31

                                      i.

SECTION 4.1  Conditions Precedent to Initial Loans..........................................................     31

SECTION 4.2  Conditions Precedent to Each Borrowing.........................................................     32

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................................................     33

SECTION 5.1  Representations and Warranties.................................................................     33

ARTICLE VI COVENANTS........................................................................................     37

SECTION 6.1  Affirmative Covenants..........................................................................     37

SECTION 6.2  Negative Covenants.............................................................................     41

ARTICLE VII EVENTS OF DEFAULT...............................................................................     45

SECTION 7.1  Events of Default..............................................................................     45

SECTION 7.2  Remedies.......................................................................................     47

SECTION 7.3  Remedies Cumulative............................................................................     49

ARTICLE VIII CREATION OF SECURITY INTEREST..................................................................     49

SECTION 8.1  Grant of Security Interest.....................................................................     49

SECTION 8.2  Negotiable Collateral..........................................................................     50

SECTION 8.3  Collection of Accounts, General Intangibles, and Negotiable Collateral.........................     50

SECTION 8.4  Delivery of Additional Documentation Required..................................................     50

SECTION 8.5  Power of Attorney..............................................................................     50

SECTION 8.6  Right to Inspect...............................................................................     51

SECTION 8.7  Liability for Collateral.......................................................................     51

ARTICLE IX THE AGENT; THE LENDER GROUP......................................................................     51

SECTION 9.1  Appointment and Authorization of Agent.........................................................     51

SECTION 9.2  Delegation of Duties...........................................................................     52

SECTION 9.3  Liability of Agent.............................................................................     53

                                      ii.

SECTION 9.4  Reliance by Agent..............................................................................     53

SECTION 9.5  Notice of Default or Event of Default..........................................................     53

SECTION 9.6  Credit Decision................................................................................     54

SECTION 9.7  Costs and Expenses; Indemnification............................................................     54

SECTION 9.8  Agent in Individual Capacity...................................................................     55

SECTION 9.9  Successor Agent................................................................................     55

SECTION 9.10 Withholding Tax................................................................................     56

SECTION 9.11 Collateral Matters.............................................................................     57

SECTION 9.12 Restrictions on Actions by Lenders; Sharing of Payments........................................     58

SECTION 9.13 Agency for Perfection..........................................................................     58

SECTION 9.14 Payments by Agent to the Lenders...............................................................     59

SECTION 9.15 Concerning the Collateral and Related Loan Documents...........................................     59

SECTION 9.16 Several Obligations; No Liability..............................................................     59

SECTION 9.17 Holders of Notes...............................................................................     59

SECTION 9.18 Calculations...................................................................................     60

SECTION 9.19 Co-Agent.......................................................................................     60

ARTICLE X MISCELLANEOUS.....................................................................................     60

SECTION 10.1 Amendments, Etc................................................................................     60

SECTION 10.2 Notices, Etc...................................................................................     61

SECTION 10.3 Right of Setoff................................................................................     61

SECTION 10.4 No Waiver; Remedies............................................................................     62

SECTION 10.5 Costs and Expenses.............................................................................     62

SECTION 10.6 Assignments and Participations.................................................................     62

SECTION 10.7 Effectiveness: Binding Effect..................................................................     64

                                     iii.

SECTION 10.8  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.........................     65

SECTION 10.9  Waiver of Notices.............................................................................     66

SECTION 10.10 Destruction of Borrower's Documents...........................................................     66

SECTION 10.11 Entire Agreement..............................................................................     66

SECTION 10.12 Severability of Provisions....................................................................     66

SECTION 10.13 Execution in Counterparts.....................................................................     66

                                      iv.

                            SCHEDULES AND EXHIBITS

Exhibit A-1              Form of Assignment and Acceptance

Exhibit RN-1             Form of Promissory Note

Exhibit LCR              Form of Letter of Credit Request

Schedule C-1             Lenders and Commitment Amounts

Schedule 5.1(f)          Litigation

Schedule 5.1(i)          Environmental Matters

Schedule 6.1(j)          Location of Inventory and Equipment

Schedule 6.2(e)          Permitted Liens

                                      v.

                             AMENDED AND RESTATED
                         CREDIT AND SECURITY AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT dated as of June 7, 1999 is entered into between SM&A Corporation, a California corporation (the "Borrower"), the financial institutions listed on the signature pages hereof
----------
(such financial institutions, together with their respective successors and assigns, are referred to herein each individually as a "Lender" and collectively
                                                        ------
as the "Lenders"), MELLON BANK, N.A., as agent for the Lenders (in such
        -------
capacity, the "Agent"), and WELLS FARGO BANK, N.A., as co-agent for the Lenders
               -----
(in such capacity, together with its successors, if any, in such capacity, the "Co-Agent"). The Borrower , the Lenders, the Agent, and the Co-Agent agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          SECTION 1.1  Defined Terms.
                       -------------
     As used in this Agreement, the following terms have the following meanings:

     "Account Debtor":  Any Person who is or who may become obligated under,
      --------------
with respect to, or on account of, an Account, General Intangible, or Negotiable Collateral.

     "Accounts":  All currently existing and hereafter arising accounts,
      --------
contract rights, and all other forms of obligations owing to the Borrower arising out of the sale, license, or lease of goods or General Intangibles or the rendition of services by the Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

     "Acquisition":  Any transaction or series of transactions by which the
      -----------
Borrower acquires, either directly or through an Affiliate or Subsidiary or otherwise, (a) any or all of the stock or other securities of any class of any Person or (b) a substantial portion of the assets, or a division or line of business or any Person.

     "Acquisition Purchase Price":  The sum of (without duplication) (a) the
      --------------------------
outstanding principal of all Indebtedness incurred, (b) all obligations assumed or incurred (including, without limitation, payments paid or to be paid under non-competition agreements in connection with the Acquisition, and obligations with respect to Indebtedness assumed by operation of law pursuant to a merger or business combination, but excluding contingent indemnity obligations and obligations related to the breach of representations, warranties or agreements), and (c) all amounts paid and the fair market value of any securities or other property transferred or to be transferred or services rendered or to be rendered in connection with the Acquisition; and in the case of clause (a) the proceeds of such Indebtedness (whether incurred as debt or a contingent obligation) are used directly in connection with the Acquisition or indirectly (by way of loans or advances to a Subsidiary or Affiliate or capital contribution to a Subsidiary or Affiliate or

                                       1.

otherwise) to fund any costs (including without limitation, the payment of purchase price) incurred in connection therewith; and in the case of clause (b) such obligations are assumed directly or indirectly with respect to the Acquisition. The determination of the Acquisition Purchase Price of a specific transaction shall not include that portion of the consideration paid or to be paid in connection with the Acquisition in the common stock or common stock equivalents of the Borrower.

     "Affiliate":  As applied to any Person, any other Person who, directly or
      ---------
indirectly, controls, is controlled by, is under common control with, or is a director or officer of such Person.

     "Agent":  As set forth in the introductory paragraph of this Agreement.
      -----

     "Agent's Liens":  The Liens on the Collateral granted by the Borrower to
      -------------
the Agent for the benefit of the Lender Group under this Agreement pursuant to
Section 8.1 and the other Loan Documents.
-----------

     "Agent-Related Persons":  The Agent and any successor agent together with
      ---------------------
their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

     "Agreement":  This Credit Agreement, as amended, supplemented or modified
      ---------
from time to time.

     "Applicable Margin":  With respect to each Prime Rate Portion, the
      -----------------
Applicable Margin set forth in the applicable table below as in effect from time to time, and with respect to each Libor Rate Portion, the Applicable Margin set forth in the applicable table below as in effect on the first day of each Rate Period for such Libor Rate Portions for such Rate Period; in each case, determined based on the ratio of Indebtedness as of the end of each fiscal quarter of the Borrower to EBITDA for the period of the four consecutive fiscal quarters of the Borrower ending on that date:

                  Level I                 Level II                      Level III                   Level IV
                  -------                 --------                      ---------                   --------
Indebtedness/     equal to or less        more than 1.00:1.00   and     more than 1.50:1.00 and     more than 2:001.00
                  than 1.00:1.00          less than or equal            less than or equal
EBITDA                                    to 1.50:1.00                  to 2.00:1.00

Libor Rate        125 bps                 150 bps                       175 bps                     200 bps
Portion

Prime Rate        0 bps                   0 bps                         0 bps                       0 bps
Portion

     Notwithstanding the foregoing, the Applicable Margin shall not be adjusted for any quarter until up to five Business Days (as determined by the Agent in its sole discretion) after receipt by the Agent of the financial statements and certificates required to be delivered to it under subsections 6.1(a)(ii) and
                                                   ---------------------
6.1(a)(iii) for the prior fiscal quarter.  If the Borrower has not
-----------

                                       2.

furnished the financial statements and certificates required under subsections
                                                                   -----------
6.1(a)(ii) and 6.1(a)(iii) for any fiscal quarter, the Applicable Margin shall
----------     -----------
be calculated as if the Indebtedness/EBITDA ratio as of the last day of such fiscal quarter was the same as the Indebtedness/EBITDA ratio was for the immediately preceding fiscal quarter; provided, that upon delivery to the Agent of the required financial statements and certificates, the Applicable Margin shall be adjusted as of the day that it should have been adjusted had the Borrower complied with the requirements of subsections 6.1(a)(ii) and
                                           ----------------------
6.1(a)(iii). During the period from the date hereof through the date that is
-----------
five Business Days following receipt by the Agent of the first quarterly financial statements delivered to the Agent after the date hereof in which the Indebtedness/EBITDA ratio is reported the Level I Applicable Margin shall apply irrespective of the Indebtedness/EBITDA ratio. Thereafter, the Applicable Margin shall be determined as set forth above.

     "Applicable Unused Line Rate":  As of any date for which the Unused Line
      ---------------------------
Fee is being determined, the Unused Line Rate set forth in the table below for the corresponding Indebtedness/EBITDA Ratio for the period of four consecutive fiscal quarters of the Borrower ending as of the last day of the fiscal quarter immediately preceding such date of determination:

                              Level I                 Level II                      Level III
                              -------                 --------                      ---------
Indebtedness/EBITDA           equal to or less        more than 1.00:1.00   and     more than 2.00:1.00
                              than 1.00:1.00          less than or equal
Ratio                                                 to 2.00:1.00

Unused Line Rate              20 bps                  25 bps                        30 bps

Notwithstanding the foregoing, the Applicable Unused Line Rate shall not be adjusted for any quarter until up to five Business Days (as determined by the Agent in its sole discretion) after receipt by the Agent of the financial statements and certificates required to be delivered to it under subsections
                                                                 -----------
6.1(a)(ii) and 6.1(a)(iii) for the prior fiscal quarter.  If the Borrower has
----------     -----------
not furnished the financial statements and certificates required under subsections 6.1(a)(ii) and 6.1(a)(iii) for any fiscal quarter, the Unused Line
----------------------     -----------
Rate shall be calculated as if the Indebtedness/EBITDA ratio as of the last day of such fiscal quarter was the same as the Indebtedness/EBITDA ratio was for the immediately preceding fiscal quarter; provided, that upon delivery to the Agent
                                      --------
of the required financial statements and certificates, the Applicable Unused Line Rate shall be adjusted as of the day that it should have been adjusted had the Borrower complied with the requirements of subsections 6.1(a)(ii) and
                                               ----------------------
6.1(a)(iii).  During the period from the date hereof through the date that is
-----------
five Business Days following receipt by the Agent of the first quarterly financial statements delivered to the Agent after the date hereof in which the Indebtedness/EBITDA ratio is reported the Level I Unused Line Rate shall apply irrespective of the Indebtedness/EBITDA ratio. Thereafter, the Applicable Unused Line Rate shall be determined as set forth above.

     "Assignee":  As defined in Section 10.6.
      --------                  ------------

     "Assignment and Acceptance":  An Assignment and Acceptance in the form of
      -------------------------
Exhibit A-1 attached hereto.
-----------

                                       3.

     "Average Unused Commitment":  With respect to any Lender, (a) such Lender's
      -------------------------
Commitment, minus (b) the sum of (i) the average daily balance of such Lender's
            -----
Pro Rata Share of the Revolving Facility Usage for the immediately preceding three-month period, plus (ii) the average daily balance of such Lender's Pro
                    ----
Rata Share of the L/C Usage for the immediately preceding three-month period, plus (iii) with respect to the Swing Line Lender, the average daily balance of
----
the Swing Line Facility Usage for the immediately preceding three-month period. "Average Unused Commitments" means, collectively, the aggregate amount of the
 --------------------------
Average Unused Commitments of all of the Lenders.

     "Bankruptcy Code":  The United States Bankruptcy Code (11 U.S.C. (S) 101 et
      ---------------                                                         --
seq.), as amended, and any successor statute.
---

     "Borrower":  As set forth in the introductory paragraph of this Agreement.
      --------

     "Borrower's Books":  All of the Borrower's books and records including:
      ----------------
ledgers; records indicating, summarizing, or evidencing the Borrower's properties or assets (including the Collateral) or liabilities; all information relating to the Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

     "Borrowing":  A borrowing hereunder consisting of Revolving Loans made on
      ---------
the same day by the Lenders to the Borrower, or a Swing Line Loan made by Mellon.

     "Business Day":  Any day on which the Agent is open for business at the
      ------------
location where the Note is payable unless otherwise stated.

     "Capital Expenditures":  As applied to any Person, all expenditures made
      --------------------
and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.

     "Capital Leases":  As applied to any Person, any lease of any property
      --------------
(whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

     "Change of Control":  Shall be deemed to have occurred at such times as:
      -----------------
(a) with the exception of Steven S. Myers or an Affiliate of Steven S. Myers, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the
                                           --------------     ---------
Securities Exchange Act of 1934), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than thirty percent (30%) of the total voting power of all classes of stock then outstanding of Borrower normally entitled to vote in the election of directors; or (b) the Borrower shall fail to own directly one hundred percent (100%) or more of the issued and outstanding common stock of any Guarantor or shall lose voting control of the issued and outstanding common stock of any Guarantor.

     "Co-Agent":  As set forth in the introductory paragraph of this Agreement.
      --------

                                       4.

     "Code":  The California Uniform Commercial Code.
      ----

     "Collateral":  All of Borrower's right, title, and interest in and to each
      ----------
of the following:

          (a)  the Accounts,

          (b)  Borrower's Books,

          (c)  the Equipment,

          (d)  the General Intangibles,

          (e)  the Inventory,

          (f)  the Negotiable Collateral,

          (g)  Investment Property,

          (h) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

          (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     "Collections":  All cash, checks, notes, instruments, and other items of
      -----------
payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

     "Commitment":  At any time with respect to a Lender, the principal amount
      ----------
set forth beside such Lender's name under the heading "Commitment" on Schedule
                                                                      --------
C-1 attached hereto or on the signature page of the Assignment and Acceptance
---
pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 10.6, and "Commitments" means, collectively, the aggregate
              ------------       -----------
amount of the commitments of all of the Lenders.

     "Consolidated Interest Expense":  For any period shall mean total interest
      -----------------------------
expense (including amounts properly attributable to Capital Leases in accordance with GAAP) of Borrower and its Subsidiaries on a consolidated basis for such period determined in conformity with GAAP.

     "Consolidated Net Worth":  At any date of determination, the sum of the
      ----------------------
capital stock, additional paid-in capital and any indebtedness of the Borrower or its Subsidiaries subordinated as to payment and performance to the obligations of Borrower to the Lender Group hereunder on terms and conditions acceptable to the Agent, plus retained earnings (or minus accumulated

                                       5.

deficit) of the Borrower and its consolidated Subsidiaries, on a consolidated basis determined in conformity with GAAP.

     "Daily Balance":  The amount of Loans owed at the end of a given day.
      -------------

     "Dollars and $":  Dollars in lawful currency of the United States of
      -------------
America.

     "EBITDA":  For any period, Borrower's consolidated net earnings (or loss)
      ------
less the amount of any extraordinary gains, and before interest expense, provision for income taxes, non-cash extraordinary losses, depreciation, and amortization expense, including any non-cash write-off of capitalized research and development costs included in the assets acquired pursuant to an Acquisition, in each case, for such period, , provided that such write-offs
                                              --------
shall be either (a) expressly approved by Borrower's independent certified public accountants, or (b) the amount is shown as a separate item in Borrower's financial statements, all as determined in accordance with GAAP.

     "Equipment":  All of the Borrower's present and hereafter acquired
      ---------
machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including,
(a) any interest of the Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA":  The Employee Retirement Income Security Act of 1974, as amended
      -----
to the date hereof and from time to time hereafter and any successor statute.

     "ERISA Affiliate":  As applied to any Person, any trade or business
      ---------------
(whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section
                                                                    -------
414(b) and (c) of the Internal Revenue Code.
------     ---

     "Events of Default":  Has the meaning set forth in Section 7.1.
      -----------------                                 -----------

     "Federal Funds Rate":  For any day, the rate set forth in the weekly
      ------------------
statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     "Fee Letters":  means, collectively, the letter dated June 7, 1999, between
      -----------
the Borrower and Agent, and the letter dated June 7, 1999, between the Borrower and Co-Agent, providing, in each case, for the payment of certain fees in connection with this Agreement.

                                       6.

     "Fixed Charge Coverage Ratio":  For any date of determination, on a
      ---------------------------
consolidated basis, the ratio of:  (a) the sum of (i) EBITDA, minus, (ii)
                                                              -----
Capital Expenditures (net of the capitalized portion of leasehold improvements to the extent reimbursed by Borrower's landlords under any tenant improvement allowance), minus, (iii) provision for income taxes, in each case under this
            -----
clause (a), for the 12 month period ending on such date of determination in accordance with GAAP; to (b) the sum of (i) Interest Expense, plus (ii)
                                                              ----
scheduled payments of principal of long-term Indebtedness, plus (iii) scheduled
                                                           ----
payments in respect of capitalized lease obligations, and plus (iv) any payments
                                                          ----
made by Borrower in reduction of the Revolving Commitment pursuant to subsection
                                                                      ----------
2.1(b)(i)(A), in each case under this clause (b) with the exception of item (i),
------------
for the 12 month period following such date of determination for said period in accordance with GAAP, and, with respect to item (i), for the 12 month period ending on such date of determination for said period in accordance with GAAP.

     "Funding Date":  The date on which a Borrowing occurs.
      ------------

     "GAAP":  Generally accepted accounting principles set forth in the opinions
      ----
and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession or any public commission having regulatory responsibility over the Borrower or any Subsidiary.

     "General Intangibles":  means all of the Borrower's present and future
      -------------------
general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

     "Guarantors":  Any Material Subsidiary of the Borrower, as determined by
      ----------
the Agent, organized under the laws of the United States of America or any political subdivision thereof.

     "Indebtedness":  With respect to the Borrower and its consolidated
      ------------
Subsidiaries, without duplication, in accordance with GAAP: (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under capital leases or with respect to the deferred purchase price for goods and services (other than accounts payable arising in the ordinary course of business on terms customary in the trade), (d) all obligations or liabilities of others secured by a Lien on any property or asset of the Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of the Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse

                                       7.

to the Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

     "Indemnified Liabilities":  Has the meaning set forth in Section 3.6.
      -----------------------                                 -----------

     "Indemnified Person":  Has the meaning set forth in Section 3.6.
      ------------------                                 -----------

     "Interest Expense":  For any period of determination, the aggregate
      ----------------
consolidated amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any Indebtedness of the Borrower and its consolidated Subsidiaries, including (a) all but the principal component of payments in respect of conditional sale contracts, Capital Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financings and (c) net costs under interest rate protection agreements, in each case determined in accordance with GAAP.

     "Interest Rate Options":  Has the meaning set forth in Section 2.6(b).
      ---------------------                                 ---------------

     "Internal Revenue Code":  The Internal Revenue Code of 1986, as amended to
      ---------------------
the date hereof and from time to time hereafter and any successor statute.

     "Inventory":  All present and future inventory in which the Borrower has
      ---------
any interest, including goods held for sale or lease or to be furnished under a contract of service, wherever located.

     "Investment Property":  "investment property" as that term is defined in
      -------------------
Section 9115 of the Code.

     "Issuing Bank":  Mellon Bank, N.A., or any Lender, Affiliate of any Lender
      ------------
or, if none of the foregoing are capable of issuing L/Cs, such other financial institution acceptable to the Agent and the Borrower which may at any time issue or be requested to issue an L/C for the account of the Borrower under this Agreement. If there is more than one Issuing Bank, all references to "the Issuing Bank" shall be deemed to refer to each Issuing Bank or to all Issuing Banks, as the context requires.

     "L/C":  Has the meaning set forth in Section 2.7.
      ---                                 -----------

     "L/C Usage":  As of the date of determination, the sum of (i) the undrawn
      ---------
amount of outstanding L/Cs, plus (ii) the amount of unreimbursed drawings under
                            ----
L/Cs.

     "Lender" and "Lenders":  As set forth in the introductory paragraph of this
      ------       -------
Agreement.

     "Lender Group":  Individually and collectively, each of the Lenders and the
      ------------
Agent.

     "Lender Group Expenses":  Has the meaning set forth in Section 10.5.
      ---------------------                                 ------------

     "Letter of Credit Request":  Has the meaning set forth in Section 2.7.
      ------------------------                                 -----------

                                       8.

     "Lien":  Any lien, mortgage, deed of trust, pledge, security interest,
      ----
charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Libor Rate":  For any day for any proposed or existing Rate Segment
      ----------
corresponding to a Rate Period shall mean the rate per annum determined by the Agent to be the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/16 of 1%) (A) the rate of interest (which shall be the same for each day in such Rate Period) estimated in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in United States dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such Rate Period for delivery on the first day of such Rate Period in amounts comparable to such Rate Segment (or, if there are no such comparable amounts actively traded, the smallest amounts actively traded) and have maturities comparable to such Rate Period by (B) a number equal to 1.00 minus the Libor Rate Reserve Percentage for such day.

     The "Libor Rate" may also be expressed by the following formula:
          ----------

                             [average of rates offered to major
                             money banks in the London inter-
               Libor Rate =  bank market estimated by Agent]
                             ---------------------------------
                             [1.00 - Libor Rate Reserve Percentage]

     "LIBOR Rate Option":  Has the meaning set forth in Section 2.6(b).
      -----------------                                 --------------

     "Libor Rate Reserve Percentage":  For any day shall mean the percentage
      -----------------------------
(rounded upward to the nearest 1/16 of 1%), as determined in good faith by the Agent (which determination shall be conclusive) as representing for such day the maximum effective reserve requirement (including, without limitation, supplemental, marginal and emergency requirements) for member banks of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of any maturity. Each Libor Rate shall be
       ------------------------
adjusted automatically as of the effective date of any change in the Libor Rate Reserve Percentage.

     "Loan Account":  An account maintained by the Agent on its books in the
      ------------
name of Borrower on which Borrower will be charged with all Loans and other advances made by Agent or the Lenders to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower.

     "Loans":  Revolving Loans and Swing Line Loans.
      -----

     "Loan Documents":  This Agreement, the Note(s), each security agreement and
      --------------
each guarantee, including, but not limited to, the guaranties and the security agreements of each of the Guarantors, the Fee Letters, and other documents required by the Lender Group in connection with this Agreement and/or the credit extended hereunder.

                                       9.

     "London Business Day":  A day for dealing in deposits in Dollars by and
      -------------------
among banks in the London interbank market.

     "Material Subsidiary":  (a) SM&A Corporation (East), a California
      -------------------
corporation, successor in interest by merger of Space Applications Corporation, a California corporation, and Decision-Science Applications, Inc., a California corporation, (b) Systems Integration Software, a California corporation, and (c) any other Subsidiary of the Borrower (i) which has an individual net worth which equals or exceeds, at the relevant time period, ten percent (10%) of the net worth of Borrower and all of its Subsidiaries on a consolidated basis (including such Subsidiary), (ii) which has a pre-tax income which equals or exceeds, as of the relevant time period, ten percent (10%) of the pre-tax income of Borrower and all of its Subsidiaries on a consolidated basis (including such Subsidiary) or (iii) the divestiture of which by Borrower otherwise could reasonably be expected to have a material adverse effect on the business, operations, assets or financial condition of the Borrower or of the Borrower and its Subsidiaries taken as a whole (regardless of its relative net worth).

     "Maturity Date":  May 31, 2004.
      -------------

     "Maximum Aggregate Acquisition Purchase Price":  As of any date of
      --------------------------------------------
determination, (a) $15,000,000 in total Acquisition Purchase Price paid or incurred during the 12 calendar month period ending immediately prior to such date, if the ratio of Indebtedness as of such date to EBITDA for the same 12 month period is equal to or greater than 2.00:1.00, and (b) $25,000,000 in total Acquisition Purchase Price paid or incurred during the 12 calendar month period ending immediately prior to such date, if the ratio of Indebtedness as of such date to EBITDA for the same 12 calendar month period is less than 2.00:1.00.

     "Mellon":  Mellon Bank, N.A., a national banking association.
      ------

     "Negotiable Collateral":  All of a Person's present and future letters of
      ---------------------
credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and books or records relating to any of the foregoing.

     "Net Profitability":  As of any date of determination, the net income of
      -----------------
the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus the amount of any non-operating non-recurring loss
                      ----
reflected in such net income, and less the amount of any non-operating non-
                                  ----
recurring gain reflected in such net income.

     "New Commitment":  At any time with respect to a Lender, the principal
      ---------------
amount set forth beside such Lender's name under the heading "New Commitment" on Schedule C-1 attached hereto or on the signature page of the Assignment and
------------
Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 10.6, and "New Commitments" means, collectively,
                       ------------       ---------------
the aggregate amount of the New Commitments of all of the Lenders.

     "Notes":  The Revolving Notes.
      ------

                                      10.

     "Obligations":  All loans, Revolving Loans, Swing Line Loans, debts,
      -----------
principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to the Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by the Borrower to the Lender Group or the Issuing Bank of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group or the Issuing Bank and the Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from the Borrower to others that the Lender Group or the Issuing Bank may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that the Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

     "Old Commitment":  At any time with respect to a Lender, the principal
      --------------
amount set forth beside such Lender's name under the heading "Old Commitment" on Schedule C-1 attached hereto, and "Old Commitments" means, collectively, the
------------                       ---------------
aggregate amount of the Old Commitments of all of the Lenders.

     "Participant":  As defined in Section 10.6(e).
      -----------                  ---------------

     "PBGC":  The Pension Benefit Guaranty Corporation established pursuant to
      -----
Subtitle A of Title IV of ERISA.

     "Permitted Acquisition":  Permitted Acquisition shall mean (a) an
      ---------------------
Acquisition with respect to which the Acquisition Purchase Price for such Acquisition together with the Acquisition Purchase Price for all Acquisitions (excluding the cash consideration paid by Borrower with respect to the Acquisitions of Space Applications Corporation and Decision-Science Applications, Inc.) consummated in the 12 month period immediately preceding the consummation date of such Acquisition shall not, in the aggregate, exceed the Maximum Aggregate Acquisition Purchase Price as of the consummation date of the proposed Acquisition, provided that such Acquisition satisfies the following
                      ---------
requirements: (i) no Potential Event of Default or Event of Default shall be outstanding at the time of the Acquisition or would occur on the consummation thereof; (ii) the Person which is the subject of the Acquisition shall have been engaged in a line or lines of business which are the same, or substantially similar to or complementary with the lines of business conducted at the time of the Acquisition by the Borrower; (iii) the Borrower shall have demonstrated to the reasonable satisfaction of the Agent, that the Borrower, on a consolidated basis going forward and after giving effect to the Acquisition, will be in compliance on a pro forma basis, with the financial covenants set forth in
Section 6.2 hereof; (iv) the Acquisition shall not have been the result of a
-----------
hostile tender offer or other action contrary to the decisions of the board of directors or a majority of the shareholders of the Person that is the subject of the Acquisition; and (v) the Person that is the subject of the Acquisition shall have had positive EBITDA for the period of four fiscal quarters ending immediately preceding the consummation date of the proposed Acquisition; and (b) Acquisitions that do not satisfy clause (a) hereof but are approved by the Required Lenders.

                                      11.

     "Person":  An individual, partnership, corporation, limited liability
      ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     "Plan":  Any employee pension benefit plan maintained or contributed to by
      ----
the Borrower or any ERISA Affiliate of the Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

     "Portion":  "Prime Rate Portion" shall mean at any time, the part,
      -------     ------------------
including the whole, of the unpaid principal amount of the Note bearing interest at such time under the Prime Rate Option, in accordance with the first sentence of Section 2.6(b) hereof, or in accordance with Section 2.6(f) hereof. "Libor
   --------------                               -------------            -----
Rate Portion" shall mean at any time, the part, including the whole, of the
------------
unpaid principal amount of the Note bearing interest at such time under the Libor Rate Option, in accordance with the second sentence of Section 2.6(b)
                                                             -------------
hereof.

     "Potential Event of Default":  A condition or event which, after notice or
      --------------------------
lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Prime Rate":  The interest rate per annum announced from time to time by
      ----------
the Agent as its Prime Rate. The Prime Rate may be greater or less than other interest rates charged by the Agent to other borrowers and is not solely based or dependent upon the interest rate which the Agent may charge any particular borrower or class of borrowers. Information concerning the Prime Rate may be obtained from the Agent.

     "Prime Rate Option":  Has the meaning set forth in Section 2.6(b).
      -----------------                                 -------------

     "Pro Rata Share":  With respect to any Lender: (a) with respect to the Old
      --------------
Commitments, the percentage obtained by dividing (i) such Lender's Old Commitment to make Revolving Loans, by (ii) the aggregate Old Commitments of all Lenders to make Revolving Loans; (b) with respect to the New Commitments, the percentage obtained by dividing (i) such Lender's New Commitment to make Revolving Loans, by (ii) the aggregate New Commitments of all Lenders to make Revolving Loans; (c) with respect to the Average Unused Commitments, the percentage obtained by dividing (i) such Lender's Average Unused Commitment, by
(ii) the aggregate Average Unused Commitment of all Lenders, and (d) with respect to all other matters, the percentage obtained by dividing (i) such Lender's Commitment to make Revolving Loans, by (ii) the aggregate Commitments of all Lenders to make Revolving Loans.

     "Rate Period": As defined in Section 2.6(c).
      -----------                 -------------

     "Rate Segment":  Of the Libor Rate Portion at any time shall mean the
      ------------
entire principal amount of such Portion to which at such time there is applicable a particular Rate Period beginning on a particular day and ending on another particular day. (By definition, each Portion is at all times composed of an integral number of discrete Rate Segments, each corresponding to a particular Rate Period, and the sum of the principal amounts of all Rate Segments of a particular Portion at any time equals the principal amount of such Portion at such time).

                                      12.

     "Real Property" means any estates or interests in real property now owned
      -------------
or hereafter acquired by Borrower.

     "Regulation T, U and X":  Regulations T, U and X, respectively, promulgated
      ---------------------
by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successors thereto.

     "Required Lenders":  At any time, Lenders whose Pro Rata Shares aggregate
      ----------------
66.7% of the Commitment, or if the Commitments have been terminated irrevocably, 66.7% of the Obligations then outstanding.

     "Revolving Commitment":  The amount of $50,000,000, as such amount shall be
      --------------------
reduced pursuant to Section 2.1(b).
                    --------------

     "Revolving Facility Usage":  As of any date of determination, the aggregate
      ------------------------
amount of Revolving Loans outstanding.

     "Revolving Loans":  As defined in Section 2.1(a).
      ---------------                  --------------

     "Revolving Note":  As defined in Section 2.1(d).
      --------------                  --------------

     "S.E.C.":  The United States Securities and Exchange Commission and any
      -----
successor institution or body which performs the functions or substantially all of the functions thereof.

     "Settlement Date":  Has the meaning set forth in Section 2.2(d)(ii).
      ---------------                                 ------------------

     "Solvent":  When used with respect to any Person, that as of the date as to
      -------
which the Person's solvency is to be measured:

          (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities) as they become absolute and matured;

          (ii)  it has sufficient capital to conduct its business; and

          (iii) it is able to meet its debts as they mature.


     "Standard Notice":  An irrevocable notice provided by the Borrower to the
      ---------------
Agent on a Business Day which is:

          (i) at least one Business Day in advance in the case of selection of, conversion to or renewal of the Prime Rate Option or prepayment of any Prime Rate Portion;

                                      13.

          (ii) at least three London Business Days in advance in the case of selection of, conversion to or renewal of the Libor Rate Option or prepayment of any Libor Rate Portion; and

          (iii) on the same Business Day that is the requested Funding Date in the case of the making of a Swing Line Loan.

Standard Notice must be provided no later than 12:00 p.m., Los Angeles time, on the last day permitted for such notice.

     "Subsidiary":  A corporation, partnership, limited liability company or
      ----------
other entity of which shares of stock, or any other "equity security", having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, directly, or indirectly through one or more intermediaries, or both, by the Borrower.

     "Swing Line Commitment":  The amount of $5,000,000.
      ---------------------

     "Swing Line Facility Usage":  As of any date of determination, the
      -------------------------
aggregate amount of Swing Line Loans outstanding.

     "Swing Line Lender":  Mellon in its capacity as a Lender.
      -----------------

     "Swing Line Loan":  As defined in Section 2.2(c).
      ---------------                  --------------

     "Unused Line Fee":  As defined in Section 2.8(c).
      ---------------                  --------------

          SECTION 1.2  Other Definitional Provisions.
                       ------------------------------

          (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the
--------------                                         --------------
extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.


                                  ARTICLE II
                                  THE CREDIT

          SECTION 2.1  The Revolving Loans.
                       --------------------

                                      14.

          (a)  The Revolving Commitment.
               ------------------------

      Each Lender agrees, severally and not jointly, on the terms and conditions hereinafter set forth, to make loans ("Revolving Loans") to the Borrower from
                                       ----------------
time to time during the period from the date hereof to and including the Maturity Date in an aggregate amount not to exceed such Lender's Pro Rata Share of the Revolving Commitment (as such amount may be reduced pursuant to Section
                                                                       -------
2.1(b)) less the undrawn and unreimbursed amount of L/Cs, in each case, as of
------
the date of the making of any such loan. Within the limits of the Revolving Commitment and prior to the Maturity Date, the Borrower may borrow, repay pursuant to Section 2.5(b) and reborrow under this section.
            --------------

          (b)  Reduction of the Revolving Commitment.

               (i) On March 31, 2001, and on the last day of each calendar quarter thereafter, the Revolving Commitment shall be permanently reduced by $1,800,000. Upon the effectiveness of such reduction in the Revolving Commitment, (A) to the extent that the aggregate outstanding Obligations exceeds the Revolving Commitment, the amount of such excess shall be immediately due and payable, without notice, in accordance with Section 2.5(a), and (B) each
                                            --------------
Lender's Commitment shall be reduced ratably.

               (ii) The Borrower shall have the right, upon at least two Business Days' notice to the Agent, to terminate in whole or reduce permanently in part the unused portion of the Revolving Commitment, without premium or penalty, provided that each partial reduction shall be in the aggregate amount of $100,000 or an integral multiple thereof and that such reduction shall not reduce the Revolving Commitment to an amount less than the amount outstanding hereunder on the effective date of the reduction. Such notice shall be irrevocable and such reduction shall not be reinstated. Upon the effectiveness of such reduction in the Revolving Commitment, each Lender's Commitment shall be reduced ratably.

          (c)  Revolving Notes.
               ---------------

     The Loans made by the Lender Group pursuant hereto shall be evidenced by one or more promissory notes of the Borrower, substantially in the form of Exhibit RN-1 (the "Revolving Notes"), with any appropriate insertions, payable
------------       ---------------
to the order of each Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by such Lender, with interest thereon as prescribed in Section 2.6. Each Lender is
                                               -----------
hereby authorized to record in its books and records and on any schedule annexed to the Revolving Notes, the date and amount of each Revolving Loan made by such Lender and the date and amount of each payment of principal thereof, and in the case of Libor Rate Option Loans, the Libor Rate, the Libor Rate Portion, and the Rate Period with respect thereto, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided
----- -----
that failure by such Lender to effect such recordation shall not affect the Borrower's obligations hereunder.

          (d)  Limitation on Revolving Loans.
               -----------------------------

                                      15.

     The Lenders shall have no obligation to make Revolving Loans hereunder to the extent they would cause the Revolving Facility Usage, plus the Swing Line
                                                          ----
Facility Usage, plus the L/C Usage to exceed the Revolving Commitment.
                ----

          SECTION 2.2  Making the Revolving Loans.
                       ---------------------------

          (a)  Notice to Agent.
               ---------------

     The Borrower may borrow under the Revolving Commitment on any Business Day, provided that the Borrower shall give the Agent Standard Notice specifying (i) the amount of the proposed Borrowing and (ii) the requested date of the Borrowing. The Standard Notice may be given in writing (including facsimile transmission) signed by one (1) authorized officer of the Borrower no later than 12:00 noon, Los Angeles time, or orally, but if the Standard Notice is provided orally, the Standard Notice shall be given by 11:00 a.m. and the Borrower shall confirm the oral Standard Notice on the same day in writing (including facsimile transmission) no later than 12:00 noon, Los Angeles time, and any conflict regarding a written or oral notice and the Agent's books and records applicable to the same Borrowing shall be conclusively determined by the Agent's books and records. Neither the Agent nor the Lenders shall incur any liability to the Borrower in acting upon any oral or written notice of Borrowing which the Agent believes in good faith to have been given by a Person duly authorized to borrow on behalf of the Borrower. Each Borrowing shall be in a minimum amount of $1.00; provided that every selection of, conversion to or renewal of the Libor Rate Option shall be in a minimum principal amount of $500,000 or an integral multiple of $100,000 above such amount.

          (b)  Disbursement of Funds.
               ---------------------

     The Agent may, on behalf of the Lenders, disburse funds to the Borrower for Loans requested. Each Lender shall reimburse the Agent on demand for all funds disbursed on its behalf by the Agent, or if the Agent so requests, each Lender will remit to the Agent its Pro Rata Share of any Loan before the Agent disburses same to Borrower. If the Agent elects to require that each Lender make funds available to the Agent, prior to a disbursement by the Agent to Borrower, the Agent shall advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower no later than 1:00 p.m. (Los Angeles time) on the Business Day immediately preceding the requested Funding Date applicable thereto, and each such Lender shall pay the Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to the Agent's account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within 1 Business Day after the Agent's demand, the Agent shall promptly notify the Borrower, and the Borrower shall immediately repay such amount to the Agent. Any repayment required pursuant to this Section 2.2(b) shall be without premium or penalty.
                          --------------
Nothing in this Section 2.2(b) or elsewhere in this Agreement or the other Loan
                --------------
Documents, including the provisions of Section 2.2(d), shall be deemed to
                                       --------------
require the Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (c)  Refunding of Swing Line Loans.
               -----------------------------

                                      16.

               (i) At any time, upon the request of Swing Line Lender in its sole and absolute discretion, Agent shall, on behalf of the Borrower (which hereby irrevocably directs and authorizes Agent to act on its behalf), request each lender, including Swing Line Lender, to make a Revolving Loan (with respect to which the Prime Rate Option shall apply) in an amount equal to such Lender's Pro Rata Share of all or a portion of the Swing Line Loans outstanding on the date such notice is given. Each Lender shall make the proceeds of such Revolving Loans available to Agent in accordance with the provisions of Section
                                                              -------
2.2(d)(ii). Agent shall wire transfer the amount of such proceeds, or portion
----------
thereof, received by Agent to Swing Line Lender's account by no later than 12:00 noon (Los Angeles time) on the Business Day immediately following the date such proceeds are received.

               (ii) If the Commitments shall expire or terminate at any time while Swing Line Loans are outstanding then, to the extent the Swing Line Loans are not repaid in accordance with the terms of this Agreement, Agent shall, on behalf of the Borrower (which hereby irrevocably directs and authorizes Agent to act on its behalf), request each Lender, including Swing Line Lender, to make a Revolving Loan (with respect to which the Prime Rate Option shall apply) in an amount equal to such Lender's Pro Rata Share of the Swing Line Loans outstanding on the date such notice is given. Each Lender shall make the proceeds of such Revolving Loans available to Agent in accordance with the provisions of Section
                                                                        -------
2.2(d)(ii). Agent shall wire transfer the amount of such proceeds, or portion
----------
thereof, received by Agent to Swing Line Lender's account by no later than 12:00 noon (Los Angeles time) on the Business Day immediately following the date such proceeds are received.

               (iii)  The provisions of this Section 2.2(c) shall not affect the
                                             --------------
Borrower's obligations to repay Swing Line Loans in accordance with the terms of this Agreement.

               (iv)   Anything contained in this Section 2.2(c) to the contrary
                                                 --------------
notwithstanding, each Lender's obligation to fund its portion of any Swing Line Loans made by Swing Line Lender to Borrower will commence on the date such Swing Line Loans are made by Swing Line Lender.

          (d)  Settlements.
               -----------

               (i) The Revolving Facility Usage may fluctuate from day to day through the Agent's disbursement of funds to, and receipt of funds from, the Borrower. In order to minimize the frequency of transfers of funds between the Agent and each Lender notwithstanding terms to the contrary set forth herein, Revolving Loans and payments will be settled among the Agent and the Lenders according to the procedures described in this Section 2.2(d). These procedures
                                              --------------
notwithstanding, each Lender's obligation to fund its portion of any Revolving Loans made by the Agent to the Borrower will commence on the date such Revolving Loans are made by the Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

               (ii) On the first Business Day of each week, or more frequently (including daily), either at the discretion of Agent or in the event that funds disbursed by the Agent to the Borrower for Loans, in the aggregate, equals or exceeds $100,000 (each such day being a

                                      17.

"Settlement Date"), the Agent will advise each Lender by telephone or telecopy
 ---------------
of the amount of each such Lender's Pro Rata Share of the Revolving Facility Usage as of the close of business of the second Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust such Lender's actual Pro Rata Share of the Revolving Facility Usage as of any Settlement Date to equal the amount of such Lender's required Pro Rata Share of the Revolving Facility Usage, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 12:00 noon (Los Angeles time) on the Business Day immediately following the Settlement Date.

          (e)  Availability of Lender's Pro Rata Share.
               ---------------------------------------

               (i) Unless the Agent shall have received notice from a Lender prior to a Funding Date that such Lender will not make available its Pro Rata Share of a Loan requested by the Borrower, the Agent may assume that such Lender will make such amount available to the Agent on the Business Day following the next Settlement Date. If a Lender does not in fact made its Pro Rata Share available to the Agent on such date, then such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such amount without set-off, counterclaim or deduction of any kind, together with interest thereon, for each day from and including the date such amount was to have been made available to the Agent by such Lender to, but excluding, the date of payment to the Agent, at
(a) in the case of such Lender, the Federal Funds Rate, or (b) in the case of the Borrower, the interest rate applicable under this Agreement with respect to such Loan. Until any such amount is paid to the Agent, the Agent shall not be obligated to submit to such Lender any payment made by the Borrower to the Agent with respect to any Loan or any fees or other payments with respect thereto.

               (ii) Nothing contained in this Section 2.2(e) will be deemed to
                                              --------------
relieve a Lender of its obligation to fulfill its Commitments or to prejudice any rights the Agent or the Borrower may have against such Lender as a result of any such default by such Lender under this Agreement.

          (f)  Return of Payments.
               ------------------

               (i) If the Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Agent from the Borrower and such related payment is not received by the Agent, then the Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by the Agent to such Lender to, but excluding, the date of repayment to the Agent, at the Federal Funds Rate, and such payment to such Lender shall be deemed to not have been made.

               (ii) If the Agent determines at any time that any amount received by the Agent under this Agreement must be returned to the Borrower or paid to any other person pursuant to any requirement at law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, the Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Agent on demand any portion

                                      18.

of such amount that the Agent has distributed to such Lender, together with interest at such rate, if any, as the Agent is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

          (g)  Lenders' Failure to Perform.
               ---------------------------

     It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, and (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder.

          (h)  Effect of Bankruptcy.
               --------------------

     If a case is commenced by or against the Borrower under the Bankruptcy Code, or other statute providing for debtor relief, then, unless otherwise agreed by all the Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to the Borrower as debtor or debtor-in-possession, or to any trustee for the Borrower, nor consent to the use of cash collateral (provided that the Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

          SECTION 2.3  Swing Line Loans
                       ----------------

          (a)  Swing Line Commitments.  Subject to the terms and conditions
               ----------------------
hereof, Swing Line Lender agrees to make loans ("Swing Line Loans")  to the
                                                 ----------------
Borrower from time to time during the period from the date hereof to and including the Maturity Date in an aggregate amount not to exceed the Swing Line Commitment. Within the limits of the Swing Line Commitment and prior to the Maturity Date, the Borrower may borrow, repay pursuant to Section 2.5(b) and
                                                          --------------
reborrow under this section.

          (b)  Revolving Notes.  Swing Line Lender is hereby authorized to
               ---------------
record in its books and records and on any schedule annexed to the Revolving Notes, the date and amount of each Swing Line Loan made by Swing Line Lender, and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the
                             ----- -----
information so recorded; provided, that failure by Swing Line Lender to effect
                         --------
such recordation shall not affect the Borrower's obligations hereunder.

          (c)  Limitation on Swing Line Loans.  Swing Line Lender shall have
               ------------------------------
no obligation to make Swing Line Loans hereunder to the extent they would (i) cause the sum of the Revolving Facility Usage, plus the Swing Line Facility
                                               ----
Usage, plus the L/C Usage, to exceed the Revolving Commitment, or (ii) cause the
       ----
sum of the Swing Line Lender's Pro Rata Share of the Revolving Facility Usage, plus the Swing Line Facility Usage to exceed Swing Line Lender's Commitment.
----

          SECTION 2.4  Making the Swing Line Loans.
                       ----------------------------

                                      19.

          (a)  Notice to Agent.  The Borrower may borrow under the Swing Line
               ---------------
Commitment on any Business Day: (i) on an automatic basis if at the time of the making of a Swing Line Loan Borrower is participating in an automatic borrowing system with the Swing Line Lender, or (ii) through the Borrower providing the Agent Standard Notice specifying (x) the amount of the proposed Borrowing and
(y) the requested date of the Borrowing. The Standard Notice may be given in writing (including facsimile transmission) signed by one (1) authorized officer of the Borrower or orally, but if the Standard Notice is provided orally, the Standard Notice shall be given by 11:00 a.m. and the Borrower shall confirm the oral Standard Notice on the same day in writing (including facsimile transmission) no later than 12:00 noon, Los Angeles time, and any conflict regarding a written or oral notice and the Agent's books and records applicable to the same Borrowing shall be conclusively determined by the Agent's books and records. Neither the Agent nor the Swing Line Lender shall incur any liability to the Borrower in acting upon any oral or written notice of Borrowing which the Agent believes in good faith to have been given by a Person duly authorized to borrow on behalf of the Borrower. Each Borrowing shall be in a minimum amount of $1.00.

          (b)  Disbursement of Funds.
               ---------------------

     The Agent shall advise Swing Line Lender by telephone or telecopy of the amount of the Swing Line Loan requested by Borrower no later than 1:00 p.m. (Los Angeles time) on the requested Funding Date applicable thereto, and Swing Line Lender shall pay the Agent the amount of such requested Swing Line Loan, in same day funds, by wire transfer to the Agent's account on such Funding Date.
Nothing in this Section 2.4(b) or elsewhere in this Agreement or the other Loan
                --------------
Documents shall be deemed to require the Agent to advance funds on behalf of Swing Line Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Agent or the Borrower may have against Swing Line Lender as a result of any default by Swing Line Lender hereunder.

          SECTION 2.5  Repayment.
                       ----------

          (a)  Mandatory Repayments.
               --------------------

     The aggregate principal amount of the Revolving Loans outstanding on the Maturity Date, together with accrued interest thereon, shall be due and payable in full on the Maturity Date. If at any time the aggregate outstanding Obligations exceed the Revolving Commitment then in effect, including, but not limited to, as a result of a permanent reduction in the Revolving Commitment required under Section 2.1(b) hereof, the Borrower shall immediately repay the
               --------------
excess to the Agent for the ratable benefit of the Lender Group.

          (b)  Optional Payment.
               ----------------

     The Borrower shall have the right at its option from time to time to prepay the Swing Line Loans in whole or in part without premium or penalty.
Prepayments shall be made by giving the Agent Standard Notice thereof (which shall be irrevocable), specifying the date, and amount and type of prepayment, and upon such date the amount so specified and accrued interest thereon shall be due and payable.

                                      20.

          (c)  Repayment of Swing Line Loans.
               -----------------------------

     The aggregate principal amount of the Swing Line Loans outstanding on the Maturity Date, together with accrued interest thereon, shall be due and payable in full on the Maturity Date. If at any time the aggregate outstanding Swing Line Loans exceeds the Swing Line Commitment, the borrower shall immediately repay the excess to the Agent for the benefit of Swing Line Lender.

          SECTION 2.6  Interest Rate and Payment Dates.
                       --------------------------------

          (a)  Payment.
               -------

     The principal balance of the Notes shall be paid in accordance with the terms set forth in the Notes. Accrued interest on the Prime Rate Portion shall be due and payable on June 30, 1999, and on the last Business Day of each calendar quarter thereafter. Interest on each Rate Segment of the Libor Rate Portion which has a Rate Period equal to or less than three months shall be due and payable on the last day of the corresponding Rate Period. Interest on each Rate Segment of the Libor Rate Portion which has a Rate Period greater than three months shall be due and payable on the third and sixth month anniversary date of the first day of the corresponding Rate Period, if any, and on the last day of the corresponding Rate Period. After maturity of any part of a Note (by acceleration or otherwise), interest on such part of such Note shall be due and payable ON DEMAND.

          (b)  Interest Rate.
               -------------

     The unpaid principal amount of the Notes shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate options (the "Interest Rate Options") set forth below; provided, however,
                   ----------------------                   --------  -------
that the Prime Rate Option shall apply to all Swing Line Loans. The Borrower understands and agrees that, subject to the provisions hereof, the Borrower may select any number of Interest Rate Options to apply simultaneously to different parts of the unpaid principal amount of the Notes and may select any number of Rate Segments to apply simultaneously to different parts of the Libor Rate Portion.

                        Available Interest Rate Options

Prime Rate Option:  A rate per annum for each day equal to the Prime Rate for
-----------------
such day plus the Applicable Margin.
         ----

Libor Rate Option:  A rate per annum for each day equal to the Libor Rate for
-----------------
such day plus the Applicable Margin.
         ----

          (c)  Rate Periods.
               ------------

     At any time the Borrower selects, converts to or renews the Libor Rate Option, the Borrower shall fix a period (the "Rate Period") which shall be one,
                                              ------------
two, three or six months, which shall be acceptable to the Agent in the Agent's commercially reasonable judgment, during which the Libor Rate Option shall apply to the corresponding Rate Segment; provided, that the
                                   --------

                                      21.

Borrower may not elect a Rate Period which will end after the Maturity Date. Each Lender's right to payment of principal and interest under the Notes shall in no way be affected by the fact that one or more Rate Periods may be in effect.

          (d)  Default Rate of Interest.
               ------------------------

     All Loans hereunder with accrued interest thereon, regardless of the Rate Option, and all other amounts owing under the Loan Documents shall bear interest at a rate equal to 2% above the Prime Rate from and after the occurrence and during the continuance of an Event of Default.

          (e)  Selection, Conversion or Renewal of Rate Options.
               ------------------------------------------------

     Subject to the other provisions hereof, the Borrower may select any Interest Rate Option to apply to the borrowings evidenced by the Notes. Subject to the other provisions hereof, the Borrower may convert any part of the unpaid principal amount of the Notes from any Interest Rate Option to the other Interest Rate Option: (a) at any time with respect to the conversion from the Prime Rate Option to the Libor Rate Option and (b) at the expiration of any Rate Period with respect to conversion from or renewals of the Libor Rate Option as to the Rate Segment corresponding to such expiring Rate Period. Whenever the Borrower desires to select, convert or renew the Libor Rate Option, the Borrower shall give the Agent Standard Notice thereof (which shall be irrevocable), specifying the date, amount and type of the proposed new Rate Option. If such notice has been duly given, and if the Agent in its commercially reasonable judgment approves the proposed selection, conversion or renewal, on and after the date specified in such notice, interest shall be calculated upon the unpaid principal amount of the Notes taking into account such selection, conversion or renewal.

          (f)  Prime Rate Fallback.
               -------------------

      If any Rate Period expires, any part of the Rate Segment corresponding to such Rate Period which has not been converted or renewed in accordance with
Section 2.6(e) hereof automatically shall be converted to the Prime Rate Option.
---------------
If the Borrower fails to select, or if the Agent fails to approve an Interest Rate Option to apply to the borrowings evidenced by the Notes, such borrowings shall be deemed to be at the Prime Rate Option. If at any time the Agent shall have determined in good faith (which determination shall be conclusive) that the accrual of interest at the Libor Rate Option has been made unascertainable, impractical or unlawful by compliance by the Lender Group in good faith with any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or administration thereof by any official body charged with the interpretation or administration thereof or with any request or directive of any such event, the outstanding principal amount of the Notes subject to the Libor Rate Option shall accrue interest at the Prime Rate Option and the Borrower shall not have the right to select the Libor Rate Option.

          SECTION 2.7  Letters of Credit.
                       ------------------

                                      22.

          (a)  Issuance of Letters of Credit.  Subject to the terms and
               -----------------------------
conditions set forth in this Agreement, the Agent may from time to time cause the Issuing Bank to issue Letters of Credit (each, an "L/C") hereunder at the request of the Borrower and for the Borrower's account, as more specifically described below. The L/C's issued under this Section 2.7 shall be used by the
                                             -----------
the Borrower consistent with this Agreement, for its general working capital purposes or other ordinary course business purposes. The Agent shall not be obligated to cause the Issuing Bank to issue any L/C for the account of any Borrower if:

               (i) Issuance of the requested L/C (i) would cause the L/C Usage to exceed $5,000,000 or (ii) would cause the sum of the Revolving Facility Usage, plus the Swing Line Facility Usage, plus the L/C Usage to exceed the
       ----                                ----
Revolving Commitment then in effect; or

               (ii) Issuance of the L/C is enjoined, restrained or prohibited by any governmental authority, requirement of any applicable law, rule or regulation or any request or directive of any governmental authority (whether or not having the force of law) or would impose upon the Agent or the Issuing Bank any material restriction, reserve, capital requirement, loss, cost or expense (for which the Agent or the Issuing Bank is not otherwise compensated); or

               (iii) A default of any Lender's obligations to fund under subsection set 2.7(f) exists, unless the Agent and the Issuing Bank have
---------------------
entered into satisfactory arrangements with the Borrower to eliminate the Issuing Bank's risk with respect to such Lender, including cash collateralization of such Lender's Pro Rata Share of the L/C Usage.

          (b)  Terms of Letters of Credit.  The proposed amount, terms and
               --------------------------
conditions, and form of each L/C (and of any drafts or acceptances thereunder) shall be subject to approval by the Agent and the Issuing Bank. The term of each standby L/C shall not exceed 360 days, but may be subject to annual renewal. No L/C shall have an expiry date later than the Maturity Date.

          (c)  Request for Issuance.  A request for issuance of an L/C in the
               --------------------
form of Exhibit LCR (a "Letter of Credit Request") may be given in writing or
                        ------------------------
electronically and, if requested by the Agent, promptly confirmed in writing. A Letter of Credit Request must be received by the Agent no later than 9:00 A.M. Los Angeles time at least three (3) Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance.

          (d)  Lender's Participation.  Immediately upon issuance or amendment
               ----------------------
of any L/C, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in all rights and obligations under such L/C (other than fees and other amounts owing to the Issuing Bank) and under this Agreement and any reimbursement agreement executed by the Borrower therefor, in accordance with such Lender's Pro Rata Share.

          (e)  Payment of Amounts Drawn Under L/Cs.  Upon notice from the
               -----------------------------------
Issuing Bank of any drawing under any L/C, the Agent which shall notify the Borrower of such drawing not later than 12:00 P.M. Los Angeles time on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. The Borrower will be deemed to have

                                      23.

concurrently given a Standard Notice to the Agent for Revolving Loans to be made as Prime Rate Loans in the amount of and at the time of such drawing. The proceeds of such Revolving Loans shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing.

          (f)  Payment by Lenders.  If Revolving Loans are not made in an amount
               ------------------
sufficient to reimburse the Issuing Bank in full for the amount of any draw, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent, for the account of the Issuing Bank, the amount of its participation in immediately available funds not later than 12:00 P.M. Los Angeles time on the next Business Day. If any Lender fails to make available to the Agent the amount of such Lender's participation, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for the first three Business Days and thereafter at the Prime Rate. For each L/C, the Agent shall promptly distribute to each Lender which has funded the amount of its participation its Pro Rata Share of all payments subsequently received by the Agent from the Borrower in reimbursement of honored drawings thereunder.

          (g)  Nature of Issuing Bank's Duties.  In determining whether to pay
               -------------------------------
under any L/C, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that L/C have been delivered and that they comply on their face with the requirements of that L/C. As among the Borrower, the Issuing Bank and each other Lender, the Borrower assumes all risks of the acts and omissions of the Issuing Bank, or misuse of the L/C by the respective beneficiaries of such L/C. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any L/C, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any liability to any Borrower, the Agent or any Lender.

          (h)  Obligations Absolute.  The obligations of the Borrower to
               --------------------
reimburse the Issuing Bank for drawings honored under the L/Cs issued for the account of the Borrower and the obligations of the Lenders under subsection
                                                                 ----------
2.7(f) shall be unconditional and irrevocable and shall be paid strictly in
------
accordance with the terms of this Agreement under all circumstances including, without limitation, the fact that an Event of Default shall have occurred and be continuing.

          (i)  Agent's Execution of Applications and Other Issuing Bank
               --------------------------------------------------------
Documentation; Reliance on Agreement by Issuing Bank.  The Agent shall be
----------------------------------------------------
authorized to execute, deliver and perform on behalf of the Lenders such letter of credit applications, shipping indemnities, letter of credit modifications and consents and other undertakings for the benefit of the Issuing Bank as may be reasonably necessary or appropriate in connection with the issuance or modification of L/Cs requested by the Borrower hereunder. The Lenders, the Agent and the Borrower all expressly agree that the terms of this Section 2.7 and
                                                            -----------
various other provisions of this Agreement identifying the Issuing Bank are intended to benefit the Issuing Bank and the Issuing Bank shall be entitled to enforce the provisions hereof which are for its benefit.

                                      24.

          (j)  Additional Payments.  If by reason of (a) any change in any legal
               -------------------
requirement or any change in the interpretation or application by any governmental authority of any legal requirement or (b) compliance by the Issuing Bank or any Lender with any direction, request or requirement (whether or not having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

               (i) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any L/Cs issued by the Issuing Bank or participations therein purchased by any Lender; or

               (ii) there shall be imposed on the Issuing Bank or any Lender any other condition regarding this subsection 2.7(j), any L/C or any
                                   -----------------
participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank or any Lender of issuing, making or maintaining any L/C or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Bank or any Lender, then, and in any such case, the Issuing Bank or such Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrower, and the Borrower shall pay on demand such amounts as the Issuing Bank or such Lender may specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at a rate equal at all times to the Prime Rate per annum. The determination by the Issuing Bank or any Lender, as the case may be, of any amount due pursuant to this subsection, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

          (k) Immediately upon the termination of this Agreement, Borrower agrees to either: (i) provide cash collateral, if requested by the Agent, to be held by Agent in an amount equal to one hundred percent (100%) of the maximum amount of the Lender Group's obligations under outstanding L/Cs, or (ii) cause to be delivered to the Agent releases of all of the Lender Group's obligations under outstanding L/Cs. At the Agent's discretion, any proceeds of collateral received by any Lender or the Issuing Bank after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.7(k). Any cash collateral received by any Lender or the
        --------------
Issuing Bank pursuant to this Section 2.7(k) shall be held by such Lender or the
                              --------------
Issuing Bank in an interest bearing account selected by the Agent in its reasonable credit judgment, and interest earned on deposits in such account, if any, shall be for the account of the Borrower subject to the provisions of this Agreement. The provisions of this Section 2.7 shall survive the termination of
                                  -----------
this Agreement with respect to any L/Cs then outstanding.

          SECTION 2.8  Fees.
                       ----

      Borrower shall pay to Agent for the ratable benefit of the Lender Group (except as otherwise indicated) the following:

                                      25.

          (a)  Loan Fee.  Upon the execution of this Agreement, a loan fee
               --------
Fee") of $62,500, for the ratable benefit of the Lenders (based upon their Pro Rata Share of the New Commitments) such Loan Fee to be earned in full upon payment;

          (b)  Old Lender Loan Fee.  The Borrower shall pay to the Agent for
               -------------------
the benefit of the Lenders according to their Pro Rata Share of the Old Commitments upon the execution of this Agreement, a loan fee (the "Old Lender Loan Fee") of $12,500, such Old Lender Loan Fee to be earned in full upon payment;

          (c)  Unused Line Fee.  The Borrower shall pay to the Agent for the
               ---------------
benefit of the Lender Group according to each Lender's Pro Rata Share of the Average Usused Commitments, a fee (the "Unused Line Fee") in an amount equal to the Applicable Unused Line Rate times the Average Unused Commitments. The Unused Line Fee shall be payable in arrears, commencing on the first Business Day of October, 1999, and thereafter (i) on the first Business Day of each three-month period during the term of this Agreement, (ii) on the date of any reduction of the Revolving Commitment (to the extent accrued and unpaid on the amount of such reduction), and (iii) on the Maturity Date; and

          (d)  Annual Administration Fee.  As set forth in the Fee Letters.
               -------------------------

          (e)  Letter of Credit Fees.
               ---------------------

               (i) Borrower shall pay to the Agent for the ratable benefit of the Lenders on the first Business Day of each month a fee (the "Letter of Credit
                                                                ----------------
Fees"), in an amount equal to (i) the rate per annum equal to the Applicable
----
Libor Rate Margin of the daily weighted average amount of undrawn and unreimbursed standby L/Cs outstanding for the account of the Borrower during the immediately preceding month, with a minimum charge of $250 per standby L/C, subject to change in the future in accordance with Issuing Bank's standard fee schedule, (ii) the Issuing Bank's customary opening fee for each documentary L/C issued for the account of the Borrower during the immediately preceding month,
(iii) the Issuing Bank's customary negotiation fee for amounts drawn under each documentary L/C issued for the account of the Borrower during the immediately preceding month, and (iv) the Issuing Bank's customary guaranty fee on the maximum amount available to be drawn under each documentary L/C guaranteed for the account of the Borrower hereunder and outstanding during the immediately preceding month. The rate applicable pursuant to this subsection 2.8(e)(i) shall
                                                      --------------------
change each day the Applicable Libor Rate Margin changes. Notwithstanding the foregoing, Letter of Credit Fees on undrawn and unencumbered L/Cs outstanding after the occurrence and during the continuance of an Event of Default shall be payable on demand at a rate equal to the rate at which the Letter of Credit Fees are charged pursuant to the first sentence of this subsection 2.8(e)(i), plus
                                                   --------------------
2% per annum.

               (ii) The Borrower shall also pay the customary charges, fees and expenses of the Issuing Bank for the issuance, administration and negotiation of each L/C for the account of the Borrower and the Agent shall be entitled to charge to the Loan Account such fees, charges and expenses of the Issuing Bank (in each case, the "Issuing Bank Fees"). As between Agent and
                                 -----------------
Borrower, each determination by the Agent of Letter of Credit Fees, Issuing Bank Fees and

                                      26.

other fees, charges and expenses under this Section shall be conclusive and binding for all purposes, absent manifest or demonstrable error.

                                  ARTICLE III
                    GENERAL PROVISIONS CONCERNING THE LOANS

          SECTION 3.1  Use of Proceeds.
                       ----------------

     The proceeds of the Loans hereunder shall be used by the Borrower for general corporate purposes, working capital, Permitted Acquisitions, to repay existing indebtedness, and for the repurchase of Borrower's equity securities as permitted under Section 6.2(j).
                --------------

          SECTION 3.2  Computation of Interest and Fees.
                       ---------------------------------

          (a)  Calculations.
               ------------

     Interest in respect of the Prime Rate Option Loans shall be calculated on the basis of a 360 day year for the actual days elapsed. Any change in the interest rate on a Prime Rate Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective. Interest in respect of the Libor Rate Option Loans, and any fees payable hereunder, shall be calculated on the basis of a 360 day year for the actual days elapsed.

          (b)  Determination by Agent.
               ----------------------

     Each determination of an interest rate or fee by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

          SECTION 3.3  Payments.
                       ---------

          (a) The Borrower shall make each payment of principal, interest and fees hereunder and under the Notes, without setoff or counterclaim, not later than 12:00 p.m. (Los Angeles time) on the day when due in lawful money of the United States of America to the Agent for the account of the Lenders at the office of the Agent designated in writing in immediately available funds. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to the Prime Rate Portion of Borrowings hereunder (and if no Prime Rate Portion of Borrowings is outstanding, then at the rate applicable to such Borrowings as if outstanding under the Prime Rate Option).

          (b) Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and

                                      27.

when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

            SECTION 3.4  Apportionment, Application, and Reversal of Payments.
                         ----------------------------------------------------

Except as otherwise provided with respect to defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees (other than fees designated for the Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Revolving Loans or Swing Line Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied as in the following order:

               (i) to pay any fees, or expense reimbursements then due to the Agent from the Borrower;

               (ii) to pay any fees or expense reimbursements then due to the Lenders from the Borrower;

               (iii) ratably to pay interest due in respect of all outstanding Revolving Loans and Swing Line Loans;

               (iv) ratably to pay principal of all outstanding Revolving Loans and Swing Line Loans;

               (v) ratably to pay any other obligations due to the Agent or any Lender by the Borrower.

            SECTION 3.5  Reduced Return.
                         --------------

     If the Agent shall have determined that any applicable law, regulation, rule or regulatory requirement generally applicable to banks located in California, Pennsylvania, or such other state as any Lender shall be located (collectively in this Section 3.5, "Requirement") regarding capital adequacy, or
                      -----------   -------------
any change therein, or any change in the interpretation or administration thereof by any United States federal or state governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its Commitments and obligations

                                      28.

hereunder to a level below that which would have been achieved but for such Requirement, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material (which amount shall be determined by such Lender's reasonable allocation of the aggregate of such reductions resulting from such events), then from time to time, within five (5) Business Days after demand by the Agent on behalf of such Lender, the Borrower shall pay to the Agent for the benefit of such Lender such additional amount or amounts as will compensate such Lender for such reduction. Neither the Agent nor any Lender presently has knowledge of any new Requirement or any pending change in any existing Requirement which would result in such additional amounts being owed. Notwithstanding any other provision of this Section 3.5, no Lender shall demand compensation for any
                  -----------
increased cost or reduction referred to in this Section 3.5 if it shall not at
                                                -----------
the time be the general policy of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, and such Lender shall in good faith endeavor to allocate increased costs or reductions fairly among all of its affected commitments and credit extensions (whether or not it seeks compensation from all affected borrowers).

            SECTION 3.6  Indemnities and Losses.
                         ----------------------

            (a)  Indemnities.
                 -----------

     Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold the Lender Group and the Issuing Bank, and the shareholders, officers, directors, employees and agents of the Lender Group and the Issuing Bank (each, an "Indemnified Person"), harmless from
                                             ------------------
and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not any of the foregoing Indemnified Persons is a party to any litigation), including, without limitation, reasonable attorneys' fees and costs (including, without limitation, the reasonable estimate of the allocated cost of in-house legal counsel and staff) and costs of investigation, document production, attendance at a deposition, or other discovery, prior to the assumption of defense by the Borrower, with respect to or arising out of any proposed acquisition by the Borrower or any of its Subsidiaries of any Person or any securities (including a self-tender), this Agreement or any use of proceeds hereunder, or any claim, demand, action or cause of action being asserted against the Borrower or any of its Subsidiaries (collectively, the "Indemnified
                                                                    -----------
Liabilities"), provided that the Borrower shall have no obligation hereunder
-----------
with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnified Persons. If any claim is made, or any action, suit or proceeding is brought, against any Indemnified Person pursuant to this Section, such Indemnified Person shall notify the Borrower within thirty (30) days of such Indemnified Person's being notified in writing of the commencement of such action, suit or proceeding, and the Borrower will assume the defense of such action, suit or proceeding, employing counsel selected by the Borrower and reasonably satisfactory to such Indemnified Person, and pay the fees and expenses of such counsel. This covenant shall survive termination of this Agreement and payment of the outstanding Notes for a period of six (6) years.

            (b)  Funding Losses.
                 --------------

                                      29.

     The Borrower agrees to indemnify the Lender Group and to hold the Lender Group harmless from any loss or expense, including, but not limited to, any such loss or expense arising from interest or fees payable by the Lender Group to lenders of funds obtained by it in order to maintain its Libor Rate Option Loans hereunder, which the Lender Group may sustain or incur as a consequence of (i) payment, prepayment or conversion of any part of any Rate Segment of the Libor Rate Portion on a day other than the last day of the corresponding Rate Period (whether or not any such payment is pursuant to demand by the Lender Group under the Notes and whether or not any such payment, prepayment or conversion is consented to by the Lender Group, unless the Lender Group shall have expressly waived such indemnity in writing); (ii) default by the Borrower in making a conversion or continuation after the Borrower has given a notice thereof, (iii) default by the Borrower in making any payment after the Borrower has given a notice of payment, (iv) attempt by Borrower to revoke in whole or part any irrevocable notice given pursuant to Section 2.6(e) hereof; or (v) breach of or
                                     --------------
default by any obligor in the performance or observance of any material covenant or condition in the Notes, any separate security, guarantee or suretyship agreement between the Lender Group and any obligor, or any other material document executed and delivered to the Lender Group by any obligor in connection with the indebtedness evidenced by the Notes. If the Lender Group sustains any such loss or expense, the Agent shall from time to time notify the Borrower of the amount determined in good faith by the Lender Group (which determination shall be conclusive) to be necessary to indemnify the Lender Group for such loss or expense. Such amount shall be due and payable by the Borrower ON DEMAND. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

            SECTION 3.7  Requirements of Law.
                         -------------------

     In the event that any law, regulation or directive generally applicable to financial institutions located in California, Pennsylvania, or such other state as a Lender shall be located or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any United States federal or state central bank or other governmental authority, agency or instrumentality:

            (a) does or shall impose, modify or hold applicable any reserve, assessment rate, special deposit, compulsory loan or other requirement (collectively in this Section 3.7 "Requirements") against assets held by, or
                      -----------  ------------
deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of a Lender which are not otherwise included in the determination of any Libor Rate at the last Borrowing, conversion or continuation date of a Loan;

            (b) does or shall impose, modify or hold applicable any of the Requirements against Commitments to extend credit;

            (c) does or shall impose on any Lender any other condition;

and the result of any of the foregoing is to increase the cost to any Lender of making, renewing or maintaining its Revolving Commitment, or the Libor Rate Option Loans or to reduce any amount receivable thereunder (which increase or reduction shall be determined by such Lender's

                                      30.

reasonable allocation of the aggregate of such cost increases or reduced amounts receivable resulting from such events), then, in any such case, the Borrower shall pay to the Agent for the benefit of such Lender, within five (5) Business Days of the Agent's demand on behalf of such Lender, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable as determined by such Lender with respect to Sections 3.5 and 3.7 of
                                                        ------------     ---
this Agreement. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, the Agent on behalf of such Lender shall notify the Borrower of the event by reason of which it has become so entitled. Such notice shall contain a statement incorporating the calculation as to any additional amounts payable pursuant to the foregoing sentence, and such statement submitted by the Agent to the Borrower shall be conclusive in the absence of manifest error. Neither the Agent nor any Lender presently has knowledge of any new Requirement or any pending change in any existing Requirement which would result in such additional amounts being owed. Notwithstanding any other provision of this Section 3.7, no Lender shall demand compensation for any increased cost or
      ----------
reduction referred to in this Section 3.7 if it shall not at the time be the
                              -----------
general policy of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, and such Lender shall in good faith endeavor to allocate increased costs or reductions fairly among all of its affected commitments and credit extensions (whether or not it seeks compensation from all affected borrowers).

                                  ARTICLE IV
                             CONDITIONS OF LENDING

            SECTION 4.1  Conditions Precedent to Initial Loans.
                         -------------------------------------

     The obligation of the Lender Group (or any member thereof) to make the initial Loan is subject to the conditions precedent that:

            (a) The Agent shall have received on or before the day of the initial Borrowing the following, each dated prior to or as of such day, in form and substance satisfactory to the Agent:

                (i) The Notes issued by the Borrower to the order of each Lender;

                (ii) Copies of the Articles of Incorporation, partnership agreement or other organizational document of the Borrower, certified as of a recent date by the Secretary of State of its state of formation or incorporation;

                (iii) Copies of the Bylaws, if any, of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower;

                (iv) Copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, in form and substance satisfactory to the Lender, approving the Loan Documents and the Borrowings hereunder;

                                      31.

                (v) An incumbency certificate executed by the Secretary or an Assistant Secretary of the Borrower, or equivalent document, certifying the names and signatures of the officers of the Borrower or other Persons authorized to sign the Loan Documents and the other documents to be delivered hereunder;

                (vi) An executed original of all Loan Documents entered into by Borrower with or for the benefit of the Lender Group;

                (vii) An executed original of all Loan Documents entered into by each of the Guarantors with or for the benefit of the Lender Group;

            (b) All fees required to be paid at closing shall have been paid;

            (c) The Agent shall have received an opinion of counsel to the Borrower and the Guarantors in form and substance acceptable to the Agent and its counsel;

            (d) No material adverse change shall have occurred since December 31, 1998 in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, or in the facts and information regarding such entities represented by the Borrower to the Agent as of such date;

            (e) No action, suit, investigation or proceeding shall have been pending or threatened in any court or before any arbitration or governmental authority that purports to affect the Borrower, any of its Subsidiaries or the Loans contemplated hereby, or that could have a material adverse effect on the Borrower or any of its Subsidiaries or the Loans contemplated hereby, or on the ability of the Borrower and its Subsidiaries to perform their obligations under the Loan Documents;

            (f) The Borrower and its Subsidiaries shall have been in compliance with all of their existing material financial obligations;

            (g) All information previously furnished by the Borrower to the Lender Group shall be true and correct in all material respects; and

            (h) All corporate and legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to the Agent and its counsel, and the Agent and such counsel shall have received any and all further information and documents which the Agent or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

            SECTION 4.2  Conditions Precedent to Each Borrowing.
                         --------------------------------------

     The obligation of the Lender Group (or any member thereof) to make a Loan on the occasion of each Borrowing (including the initial Borrowing) or of the Agent to cause the Issuing Bank to issue any requested L/C shall be subject to the further conditions precedent that on the date of such Borrowing, or Letter of Credit Request:

                                      32.

            (a) the following statements shall be true and the Agent shall have received the notice required by Section 2.2(a), which notice shall be deemed to
                                --------------
be a certification by the Borrower that:

               (i)   The representations and warranties contained in Section 5.1
                                                                     -----------
are correct on and as of the date of such Borrowing or the issuance of such requested L/C as though made on and as of such date;

               (ii) No event has occurred and is continuing, or would result from such Borrowing, or the issuance of the requested L/C, which constitutes an Event of Default or Potential Event of Default;

               (iii) Nothing shall have occurred and the Agent shall not have become aware of any fact or condition not previously known, which the Agent shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Lender Group, or on the ability of the Borrower to perform its obligations to the Lender Group or which has, or could reasonably be expected to have, a materially adverse effect on the performance, business, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; and

               (iv) The security interests and liens in favor of the Lender Group are valid, enforceable, and prior to all others' rights and interests, except those the Agent consents to in writing; and

               (v)   All Loan Documents are in full force and effect; and

          (b) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

The foregoing conditions precedent are not conditions to each Lender (i) participating in or reimbursing Agent for such Lender's Pro Rata Share of any drawings under L/Cs or Revolving Loans made by Agent, in each case, as provided herein, or (ii) participating in or reimbursing Swing Line Lender for such Lender's Pro Rata Share of any Swing Line Loan as provided herein.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            SECTION 5.1  Representations and Warranties.
                         ------------------------------

     The Borrower represents and warrants as follows:

            (a)  Organization.
                 ------------

     The Borrower and each of its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Borrower and each of its

                                      33.

Material Subsidiaries is also duly authorized, qualified and licensed in all applicable jurisdictions, and under all applicable laws, regulations, ordinances or orders of public authorities, to carry on its business in the locations and in the manner presently conducted in which the failure to be so authorized, qualified or licensed would have a materially adverse effect on the Borrower and its Material Subsidiaries taken as a whole.

            (b)  Authorization.
                 -------------

     The execution, delivery and performance by the Borrower of the Loan Documents, and the making of Borrowings hereunder, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Borrower's charter, by-laws or other organizational document or (ii) any law or regulation (including Regulations T, U and X) binding on or affecting the Borrower or its properties, and will not constitute an event of default under any material agreement to which the Borrower is a party or by which its assets or properties may be bound.

            (c)  Governmental Consents.
                 ---------------------

     No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (except routine reports required pursuant to the Securities Exchange Act of 1934, as amended (if such act is applicable to the Borrower), which reports will be made in the ordinary course of business) is required for the due execution, delivery and performance by the Borrower of the Loan Documents.

            (d)  Validity.
                 --------
     The Loan Documents are the binding obligations of the Borrower or other executing Person, if any, enforceable in accordance with their respective terms.

            (e)  Financial Condition.
                 -------------------

     The balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 1998, and the related statements of income and retained earnings of the Borrower and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Borrower and its consolidated Subsidiaries as at such date and the results of the operations of the Borrower and its consolidated Subsidiaries for the periods ended on such date, all in accordance with GAAP, consistently applied, and since December 31, 1998, there has been no material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

            (f)  Litigation.
                 ----------

     Except as set forth on Schedule 5.1(f) hereto, there is no known pending or
                            ---------------
threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially and adversely affect the consolidated financial condition or operations of the Borrower or which may have a material adverse effect on

                                      34.

the Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.

            (g)  Employee Benefit Plans.
                 ----------------------

     The Borrower and each of its ERISA Affiliates has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the applicable provisions of ERISA and the Internal Revenue Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA. No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice. No action by the Borrower or of any ERISA Affiliate of the Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under
Section 4041 of ERISA. No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

            (h)  Disclosure.
                 ----------

     No representation or warranty of the Borrower contained in this Agreement or any other document, certificate or written statement furnished to the Agent or any Lender by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement contains any known untrue statement of a material fact or omits to state a known material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrower which materially and adversely affects the business, operations, property, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Agent for use in connection with the transactions contemplated hereby.

            (i)  Environmental Matters.
                 ---------------------

     Except as set forth in Schedule 5.1(i) hereto, neither the Borrower nor any
                            ---------------
Subsidiary, nor any of their respective officers, employees, representatives or agents, nor, to the best of their knowledge, any other person, has treated, stored, processed, discharged, spilled, or otherwise disposed of any substance defined as hazardous or toxic by any applicable federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by the Borrower or any Subsidiary, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such violations; and the unresolved violations set forth in said Schedule 5.1(i) will not result in liability to the Borrower or
              ---------------
any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such unresolved violations. Except as set forth in said Schedule 5.1(i), no employee or other
                                         ---------------
person has made a claim or demand against the Borrower or any Subsidiary based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof;

                                      35.

and the unsatisfied claims or demands against the Borrower or any Subsidiary set forth in said Schedule 5.1(i) will not result in uninsured liability to the
              ---------------
Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 in excess of reserves on the books of the Borrower for all such unsatisfied claims or demands. Except as set forth in said Schedule 5.1(i), neither the Borrower
                                        ---------------
nor any Subsidiary has been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water; and the outstanding related charges set forth in said Schedule 5.1(i) will not result in liability to the
                          ---------------
Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such outstanding charges.

            (j)  Employee Matters.
                 ----------------

     There is no known strike or work stoppage in existence or threatened involving the Borrower or its Subsidiaries that may materially and adversely affect the consolidated financial condition or operations of the Borrower or that may have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.

            (k)  Solvency.
                 --------

     The Borrower and each of its Subsidiaries is Solvent.

            (l)  Title to Properties.
                 -------------------

     The Borrower and each of its Subsidiaries has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind except those permitted under Section 6.2(f) hereof.
      --------------

            (m)  Tax Returns.
                 -----------

     The Borrower and each of its Subsidiaries has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to the Agent). All information in such tax returns, reports and declarations is complete and accurate in all material respects. The Borrower and each of its Subsidiaries has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Borrower or its Subsidiary and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

            (n)  Compliance with Other Agreements and Applicable Laws.
                 ----------------------------------------------------

                                      36.

     Neither Borrower nor any of its Subsidiaries is in default in any material respect under, or in violation in any material respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable provisions of material laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, state or local governmental authority.

            (o)  Year 2000 Compliance.
                 --------------------

     Borrower and its Subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have material adverse effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

                                  ARTICLE VI
                                   COVENANTS

            SECTION 6.1  Affirmative Covenants.
                         ---------------------

     So long as any Note shall remain unpaid or the Lender Group shall have any Commitment hereunder, the Borrower will, unless the Agent shall otherwise consent in writing:

            (a)  Financial Information.
                 ---------------------

      Furnish to the Agent:

                  (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, (A) a copy of the Borrower's audited consolidated balance sheet of itself and its consolidated Subsidiaries as at the end of each fiscal year and the related audited consolidated statements of income and retained earnings (or comparable statement) employed in the business and changes in financial position and cash flow for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified report and opinion thereon of independent certified public accountants acceptable to the Agent, and, if prepared, such accountants' letter to management, and (B) a copy of the Borrower-prepared consolidating balance sheet and income statements prepared in connection with the statement provided in subpart (A) above;

                  (ii) as soon as available, but in any event within 45 days after the end of each fiscal quarter, the Borrower's unaudited consolidated balance sheet of itself and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statement of income and retained earnings (or comparable statement) and changes in financial position and cash flow for such period and year to date, setting forth in each case in comparative

                                      37.

form, if available, the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by the Chief Financial Officer of the Borrower as being fairly stated in all material respects subject to year end adjustments; all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail acceptable to the Agent and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants and disclosed therein);

                  (iii) (a) together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivision (i) and (ii) above, a certificate, executed by the Chief Financial Officer of the Borrower stating that such officer has reviewed the terms of this Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; and
(b) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subdivision (i) and (ii) above, a certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 6.2
                                                                 -----------
hereof; and

                  (iv) any other report as Agent may reasonably request from time to time.

              (b)  Notices and Information.
                   -----------------------

      Deliver to the Agent:

                    (i) promptly upon any officer of the Borrower obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in
Section 7.1(e), (c) of the institution of any litigation involving an alleged
--------------
liability (including possible forfeiture of property) of the Borrower or any of its Subsidiaries equal to or greater than $1,000,000 or any adverse determination in any litigation involving a potential liability of the Borrower or any of its Subsidiaries equal to or greater than $1,000,000, or (d) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, an officer's certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                                      38.

                  (ii) promptly upon becoming aware of the occurrence of or forthcoming occurrence of (a) any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice, (b) any action by the Borrower or any ERISA Affiliate of the Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA, (c) any notice of noncompliance made with respect to a Plan under Section 4041(b) of ERISA, and (d) the commencement of any proceeding with respect to a Plan under
Section 4042 of ERISA, an officer's certificate specifying the nature of such occurrence or forthcoming occurrence;

                  (iii) promptly, and in any event within 30 days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of the Borrower or any of its Subsidiaries in connection with any substance defined as toxic or hazardous by any applicable federal, state or local law, rule, regulation, order or directive or any waste or byproduct thereof, or concerning the filing of a lien upon, against or in connection with the Borrower, its Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to
(S) 9507 of the Internal Revenue Code;

                  (iv) promptly upon becoming aware of the occurrence of or forthcoming occurrence of a Change of Control, an officer's certificate describing, in reasonable detail, the specifics of the Change of Control; and

                  (v) promptly upon the Agent's request, such other statements, lists of property and accounts, budgets, forecasts or reports as to the Borrower and its Subsidiaries as the Agent may reasonably request.

               (c)  Corporate Existence, Etc.
                    ------------------------

      At all times preserve and keep in full force and effect its and its Material Subsidiaries' corporate existence and rights and franchises material to its business as a whole and those of each of its Material Subsidiaries.

               (d)  Payment of Taxes and Claims.
                    ---------------------------

      Pay, and cause each of its Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

               (e)  Maintenance of Properties; Insurance.
                    ------------------------------------

                                      39.

      Maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all material properties used or useful in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. All hazard insurance and such other insurance as Agent shall specify, shall contain a Form 438BFU
(NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent on behalf of the Lenders as the loss payee thereof, as its interests may appear, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.1(e) shall contain an agreement by the
                              --------------
insurer that it will not cancel such policy except after 30 days prior written notice to Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of the Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. The Borrower will, upon the request of the Agent, deliver to the Agent a copy of each insurance policy, or, if permitted by the Agent, a certificate of insurance listing all insurance in force.

               (f)  Inspection.
                    ----------

      Permit any authorized representatives designated by the Agent to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested. Agent's access to Borrower's Books shall not include access to matters which are classified or deemed secret or any level of secret or similar classification pursuant to appropriate governmental authority unless such access is permitted by applicable governmental regulations.

               (g)  Compliance with Laws Etc.
                    ------------------------

      Exercise, and cause each of its Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all rules and regulations of public utility commissions or similar regulatory authorities, and all environmental laws, rules, regulations and orders, noncompliance with which would materially and adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

               (h)  Hazardous Waste Studies.
                    -----------------------

      Promptly, and in any event within thirty (30) days after submission, provide the Agent with copies of all such investigations, studies, samplings and testings as may be requested by any governmental or regulatory authority relative to any substance defined as hazardous or toxic by

                                      40.

any applicable federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at or affecting any real property or any facility owned, leased or used by the Borrower or any Subsidiary.

               (i)  Accounting System.
                    -----------------

      Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by the Lender Group.

               (j)  Location of Inventory and Equipment.
                    -----------------------------------

      Keep its Inventory and Equipment only at the locations identified on
Schedule 6.1(j); provided, however, that Borrower may amend Schedule 6.1(j) so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary or advisable to perfect and continue perfected Agent's Liens and also provide to Agent a collateral access agreement in form and substance satisfactory to Agent.

               (k)  Year 2000 Compliance.
                    --------------------

      Borrower shall perform all acts reasonably necessary to ensure that (i) Borrower and its Subsidiaries and any business in which Borrower or any of its Subsidiaries holds a substantial interest, and (ii) all customers, suppliers, and vendors that are material to the business of Borrower or of any of its Subsidiaries, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all systems of Borrower and its Subsidiaries and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this Section, "Year 2000 Compliant" shall mean, in regard to any Person, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to the Agent such certifications or other evidence of the compliance by Borrower and its Subsidiaries with the terms of this Section as Agent may from time to time reasonably require.

            SECTION 6.2  Negative Covenants.
                         ------------------

     So long as any Note shall remain unpaid or the Lender Group shall have any Commitment hereunder, the Borrower will not, without the written consent of the
Agent:

            (a)  Minimum Consolidated Net Worth.
                 ------------------------------

      At any time, permit Consolidated Net Worth to be less than $53,500,000; which such minimum amount of Consolidated Net Worth shall be decreased by an amount equal to the total consideration, whether in cash or property, paid to repurchase the Borrower's common stock in

                                      41.

accordance with the terms hereof, and shall be increased (i) at the end of each fiscal quarter of the Borrower, commencing with Borrower's fiscal quarter ending June 30, 1999, by an amount equal to 75% of the consolidated net income of Borrower for such fiscal quarter, determined in accordance with GAAP, provided,
                                                                      --------
however, that if Borrower's net income for any fiscal quarter, determined in
-------
accordance with GAAP, shall be less than zero, then no adjustment to such minimum amount of Consolidate Net Worth shall be made; and (ii) at such time Borrower shall issue equity securities after the date hereof, by an amount equal to 100% of the issuance proceeds (net of ordinary and customary underwriters' discounts and commissions, and costs, fees, and expenses incurred in connection with such issuance).

               (b)  Maximum Leverage.
                    ----------------

      The Borrower will not permit the ratio of Indebtedness, as of the last day of any fiscal quarter, to EBITDA for the four consecutive fiscal quarters ending on such date, to be greater than 3.00:1.00.

               (c)  Minimum Fixed Charge Coverage Ratio.
                    -----------------------------------

      The Borrower will not permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter, for the four consecutive fiscal quarters ending on that date to be less than 1.25:1.00.

               (d)  Minimum Net Profitability.
                    -------------------------

      The Borrower will not permit the Net Profitability for the fiscal quarter ending June 30, 1999, and each fiscal quarter thereafter to be less than $1.00.

               (e)  Liens Etc.
                    ---------

      Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure any indebtedness of any Person other than (i) Liens reflected on Schedule 6.2(e) hereto; (ii)
                                             --------------
purchase money Liens upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property as permitted by Section 6.2(h)(v)
                                                           -----------------
hereof; (iii) Liens for taxes not yet due; and (iv) Liens associated with any operating leases.

               (f)  Debt.
                    ----

      Create, incur, assume or permit to exist, or permit any Subsidiary, to create, incur, assume or permit to exist, any direct or contingent indebtedness, liabilities or lease obligations (other than those to the Lender Group or the Issuing Bank), or become liable for the debts of others without the Agent's written consent, except for (i) acquiring goods, supplies or merchandise on normal trade credit; (ii) endorsing negotiable instruments received in the usual course of business; (iii) obtaining surety bonds in the usual course of business, (iv) the

                                      42.

indebtedness of the Borrower and its Subsidiaries existing as of, and disclosed to the Agent prior to the date of this Agreement; (v) secured indebtedness, in the aggregate, for purchase money financing of equipment which is permitted under Section 6.2(e)(ii) hereof and obligations under Capital Leases, not to
      ------------------
exceed $1,500,000 outstanding at any time; and (vi) operating leases.

               (g)  Consolidation, Merger or Dissolution.
                    ------------------------------------

      Except for Permitted Acquisitions, consolidate with or merge into, or permit any Subsidiary to consolidate with or merge into, any other corporation or entity; provided, however, any Solvent Subsidiary may be merged with or
           --------  -------
liquidated into the Borrower or any wholly-owned Subsidiary (if the Borrower or such wholly-owned Subsidiary is the surviving corporation).

               (h)  Loans, Investments, Secondary Liabilities.
                    -----------------------------------------

      With the exception of Permitted Acquisitions, make or permit to remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any loan or advance to, or guarantee, induce or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person, in an aggregate amount at any time, collectively among the Borrower and its Subsidiaries, in excess of $1,000,000 except that the Borrower and its Subsidiaries may, without limitation as to the dollar amount of any such transactions (except as expressly provided below):

               (i) own, purchase or acquire certificates of deposit issued by the Agent or any Lender, commercial paper rated Moody's P-1, municipal bonds rated Moody's AA or better, direct obligations of the United States of America or its agencies, and obligations guaranteed by the United States of America;

               (ii) continue to own the existing capital stock of the Borrower's Subsidiaries;

               (iii) endorse negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (iv) allow the Borrower's Subsidiaries to make or permit to remain outstanding advances from the Borrower's Subsidiaries to the Borrower;

               (v) make or permit to remain outstanding loans or advances to any of Borrower's Subsidiaries not guaranteeing the repayment of the Loans or the performance of Borrower hereunder (a "Non-guaranteeing Subsidiary") or enter
                                          ---------------------------
into or permit to remain outstanding guarantees in connection with the obligations of the Borrower's Non-guaranteeing Subsidiaries, provided that such loans and advances shall be limited to those arising in the ordinary course of Borrower's business and the aggregate amount of such loans or guarantees by the Borrower outstanding at any time shall not exceed $500,000; and

                                      43.

               (vi) make or permit to remain outstanding loans and advances to any of its officers, directors and shareholders or enter into or permit to remain outstanding guarantees in connection with the obligations of any of its officers, directors and shareholders, in an aggregate amount for all such loans, advances and guarantees not exceeding $500,000 outstanding at any one time.

            (i)  Asset Sales.
                 -----------

      Convey, sell, lease, transfer or otherwise dispose of, or permit any Subsidiary to convey, sell, lease, transfer or otherwise dispose of, during any fiscal year of the Borrower, in one transaction or a series of transactions, outside the ordinary course of business, assets of the Borrower or of any of its Subsidiaries, whether now owned or hereafter acquired, having an aggregate value in excess of $500,000.

            (j)  Dividends.
                 ---------

      Authorize, declare or pay any dividends or other distributions on its capital stock or redeem, repurchase or acquire any shares of its capital stock, except that for so long as no Event of Default or Potential Event of Default has occurred and is continuing or would result from any such payment, the Borrower may (i) declare and pay dividends on its equity securities during any fiscal year or an amount not to exceed twenty-five percent (25%) of Borrower's consolidated net income for the immediately preceding fiscal year, or (ii) repurchase its capital stock in an aggregate amount not to exceed $5,000,000 during the period from June 1, 1999 through December 31, 1999, and $1,000,000 during each fiscal year thereafter during the term of this Agreement.

            (k)  Limitation on Granting of Liens and on Restrictions on
                 ------------------------------------------------------
Subsidiary Dividends and Other Transfers.
----------------------------------------

      Borrower will not, and it will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of (i) any Subsidiary to
(A) pay dividends or make any other distribution on its capital stock or any other equity interest or participation in its profits owned by Borrower or any Subsidiary, or pay or repay any indebtedness owed to Borrower or a Subsidiary,
(B) make loans or advances to Borrower or (C) transfer any of its properties or assets to the Borrower or any Subsidiary or (ii) Borrower or any Subsidiary to grant Liens or security interests on the assets of such Person in favor of the Lender Group, except for such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) this Agreement, (C) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any Subsidiary, and (D) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or any Subsidiary.

            (l)  Transactions with Affiliates.
                 ----------------------------

      Neither the Borrower nor any of its Subsidiaries shall enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's

                                      44.

or its Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or its Subsidiary than the Borrower or its Subsidiary would obtain in a comparable arm's length transaction with an unaffiliated person.

            (m)  Books and Records.
                 -----------------

      The Borrower will, and will cause each of the Guarantors to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of applicable law shall be made of all dealings and transactions in relation to their businesses and activities.

            (n)  Restructure.
                 -----------

      Make any material change in the Borrower's financial structure, the principal nature of the Borrower's business operations (taken as a whole), or the date of its fiscal year.

            (o)  Change in Location of Chief Executive Office; Inventory and
                 -----------------------------------------------------------
Equipment with Bailees. The Borrower shall not relocate its chief executive
----------------------
office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, the Borrower provides any financing statements or fixture filings necessary or advisable to perfect and continue perfected Agent's Liens.

            (p)  Securities Accounts. The Borrower shall not establish or
                 -------------------
maintain any Securities Account (as defined in Section 8501 of the Code) unless Agent shall have received a control agreement in form and substance satisfactory to Agent, duly executed and in full force and effect, in respect of such Securities Account. The Borrower agrees that it will not transfer assets out of any Securities Accounts; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may use such assets to the extent permitted by this Agreement.

                                  ARTICLE VII
                               EVENTS OF DEFAULT

            SECTION 7.1  Events of Default.
                         -----------------

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:
                   -----------------

             (a) The Borrower shall fail to pay any installment of principal or interest or any other amount payable hereunder within five (5) days of the due date thereof; or

             (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with the Loan Documents shall prove to have been incorrect in any material respect when made; or

                                      45.

             (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement on its part to be performed or observed other than as described in Section 7.1(a) above and such failure shall
                                    --------------
continue for five (5) consecutive days after the Borrower becomes aware of such failure to perform or observe any such term, covenant or agreement; provided,
                                                                    --------
that such five (5) day period shall not apply in the case of: (i) any failure to
----
observe any such term, covenant, condition or provision which is not capable of being cured at all or within such five (5) day period or which has been the subject of a prior failure within a six (6) month period, or (ii) an intentional breach by Borrower of any such term, covenant, condition or provision; or

            (d) The Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any Loan Document other than this Agreement and such default shall not have been remedied or waived within any applicable grace period; or

            (e) The Borrower or any of its Subsidiaries shall (i) fail to pay any principal of, or premium or interest on, any indebtedness when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness, or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness or material to the performance, business, property, assets, condition (financing or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument; or

            (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unhanded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) and (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                                      46.

            (g) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance or reserves) equal to or greater than $1,000,000 and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

            (h) Any guaranty of the Loans for any reason other than satisfaction in full of all obligations of the Borrower under the Loan Documents, ceases to be in full force and effect or is declared null and void, or any Guarantor denies that it has any further liability under such guaranty or gives notice to such effect and any such cessation, declaration or denial shall not have been rescinded, and such guarantee reaffirmed, to the satisfaction of the Agent within thirty (30) days after the Borrower knows of such development; or

            (i) The occurrence of any one or more of the following events with respect to the Borrower or any ERISA Affiliate of the Borrower provided such event or events could reasonably be expected, in the judgment of the Agent, to subject the Borrower or any ERISA Affiliate of the Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of the Borrower or any ERISA Affiliate of the Borrower with respect to a Plan: (A) a reportable event shall occur with respect to a Plan which is, in the reasonable judgment of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (B) any Plan termination (or commencement of proceedings to terminate a Plan) or the full or partial withdrawal from a Plan by the Borrower or any ERISA Affiliate of the Borrower; or

            (j) There shall be instituted against the Borrower or any Material Subsidiary, or against any Guarantor, any proceeding for which forfeiture of any property is a potential penalty and such proceeding remains undismissed, undischarged or unbonded for a period of thirty (30) days from the date the Borrower knows of such proceeding; or

            (k) A Change of Control under clause (b) of the definition thereof shall have occurred.

            SECTION 7.2  Remedies.
                         --------

      Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of its election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by the Borrower:

            (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

            (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents;

                                      47.

            (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral and without affecting the Obligations;

            (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

            (e) Without notice to or demand upon the Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests for the benefit of the Lender Group in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent as Agent may designate. The Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any owned or leased premises of the Borrower, the Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

            (f) Without notice to the Borrower (such notice being expressly waived), and without constituting a retention of any Collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of the Borrower held by the Lender Group, or (ii) indebtedness at any time owing to or for the credit or the account of the Borrower held by the Lender Group;

            (g) Hold, as cash collateral, any and all balances and deposits of the Borrower held by the Lender Group, to secure the full and final repayment of all of the Obligations;

            (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. The Borrower hereby grants to Agent a license or other right to use, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

            (i) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any of the Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                                      48.

            (j) Agent shall give notice of the disposition of the Collateral as follows:

                      (1) to the Borrower and each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                      (2) The notice shall be personally delivered or mailed, postage prepaid, to the Borrower as provided in Section 10.2 and at least 10
                                                ------------
days before the date for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Agent;

                      (3) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

            (k) Any one or more members of the Lender Group may credit bid and purchase at any public sale;

            (l) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

            (m) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to the Borrower.

            SECTION 7.3  Remedies Cumulative.
                         -------------------

      The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

                                 ARTICLE VIII
                         CREATION OF SECURITY INTEREST.

            SECTION 8.1  Grant of Security Interest.
                         --------------------------

      The Borrower hereby grants to the Agent, for the benefit of the Lender Group a continuing security interest in all currently existing and hereafter acquired or arising Collateral in

                                      49.

order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents ("Agent's Liens"). The Agent's Liens in and to the Collateral
                     -------------
shall attach to all Collateral without further act on the part of the Lender Group or the Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business, the Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

            SECTION 8.2  Negotiable Collateral.
                         ---------------------

      In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, the Borrower, immediately upon the request of the Agent, shall endorse and deliver physical possession of such Negotiable Collateral to the Agent.

            SECTION 8.3  Collection of Accounts, General Intangibles, and
                         ------------------------------------------------
Negotiable Collateral.
---------------------

      At any time, the Agent or the Agent's designee may, after the occurrence and during the continuance of an Event of Default, (a) notify customers or Account Debtors of the Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to the Agent for the benefit of the Lender Group or that the Agent for the benefit of the Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. The Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to the Agent in their original form as received by the Borrower.

            SECTION 8.4  Delivery of Additional Documentation Required.
                         ---------------------------------------------

      At any time upon the request of the Agent, the Borrower shall execute and deliver to the Agent, all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that the Agent reasonably may request, in form satisfactory to the Agent, to perfect and continue perfected the Agent's Liens on the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

            SECTION 8.5  Power of Attorney.
                         -----------------

      The Borrower hereby irrevocably makes, constitutes, and appoints the Agent (and any of the Agent's officers, employees, or agents designated by the Agent) as the Borrower's true and lawful attorney, with power to (a) if the Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 8.4, sign the name of the Borrower on any of the documents
             -----------
described in Section 8.4, (b) at any time that an Event of Default has occurred
             -----------
and is continuing or the Agent deems itself insecure, sign the Borrower's name on any invoice or bill

                                      50.

of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse the Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing or the Agent deems itself insecure, notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent, to receive and open all mail addressed to the Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or the Agent deems itself insecure, make, settle, and adjust all claims under the Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or the Agent deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that the Agent determines to be reasonable, and the Agent may cause to be executed and delivered any documents and releases that the Agent determines to be necessary. The appointment of the Agent as the Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

            SECTION 8.6  Right to Inspect.
                         ----------------

      The Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter, upon reasonable notice to Borrower and during normal business hours, to inspect the Borrower's Books and to check, test, and appraise the Collateral in order to verify the Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

            SECTION 8.7  Liability for Collateral.
                         ------------------------

      The Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under Section 9207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Borrower.

                                  ARTICLE IX
                          THE AGENT; THE LENDER GROUP.

            SECTION 9.1  Appointment and Authorization of Agent.
                         --------------------------------------

      Each Lender hereby designates and appoints Mellon Bank, N.A. as its agent under this Agreement and the other Loan Documents and each Lender and the Issuing Bank (by its acceptance of the benefits hereof) hereby irrevocably authorizes the Agent to take such action on

                                      51.

its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article IX. The provisions of this Article IX are solely for the benefit of the Agent, the Agent-Related
     ----------
Persons, the Lenders and the Issuing Bank; the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 9.10 hereof also shall be for
                                           ------------
the benefit of the Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that the Agent. is merely the representative of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to the Agent, the Lenders agree that the Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Revolving Loans, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (c) make Revolving Loans, for itself or on behalf of the Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as the Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Borrower, the Revolving Loans, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as the Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

            SECTION 9.2  Delegation of Duties.
                         --------------------

      Except as otherwise provided in this section, the Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

                                      52.

            SECTION 9.3  Liability of Agent.
                         ------------------

      None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

            SECTION 9.4  Reliance by Agent.
                         -----------------

      The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or counsel to any Lender), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, the Agent shall act, or refrain from acting, as it deems advisable. If the Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            SECTION 9.5  Notice of Default or Event of Default.
                         -------------------------------------

      The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." The Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which the Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and the Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section
                                                 -------

                                      53.

9.4, the Agent shall take such action with respect to such Default or Event of
---
Default as may be requested by the Required Lenders in accordance with Section
                                                                       -------
7.2; provided, however, that unless and until the Agent has received any such
---  --------  -------
request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

            SECTION 9.6  Credit Decision.
                         ---------------

      Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

            SECTION 9.7  Costs and Expenses; Indemnification.
                         -----------------------------------

      The Agent may incur and pay Lender Group Expenses to the extent the Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Borrower is obligated to reimburse the Agent or the Lenders for such expenses pursuant to the Loan Agreement or otherwise. The Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse the Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to the Lenders. In the event the Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse the Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions

                                      54.

contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this section shall survive the payment of all obligations hereunder and the resignation or replacement of the Agent.

          SECTION 9.8  Agent in Individual Capacity.
                       -----------------------------

      Mellon and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Mellon were not Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Mellon or its Affiliates may receive information regarding the Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of the Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations), the Agent shall be under no obligation to provide such information to them. With respect to Loans made by Mellon, Mellon shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Mellon in its individual capacity.

          SECTION 9.9  Successor Agent.
                       ----------------

      The Agent may resign as Agent upon 45 days notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders, a successor Agent. If the Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace the Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent. After any retiring Agent's resignation or replacement hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted
        ----------
to be taken by it while it

                                      55.

was Agent under this Agreement and the retiring Agent's appointment, powers and duties as Agent shall be terminated. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

          SECTION 9.10  Withholding Tax.
                        ----------------
          (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of the Agent and the Borrower, to deliver to Agent and Borrower:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify the Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                                      56.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all obligations of the Borrower and the resignation or replacement of the Agent.

          SECTION 9.11  Collateral Matters.
                        ------------------

          (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if the Borrower certifies to the Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to the Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section; provided, however, that (1) the Agent shall not be required to execute any document necessary to evidence such release on terms that, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the obligations of the Borrower or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (b) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected, or insured or has

                                      57.

been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

          SECTION 9.12  Restrictions on Actions by Lenders; Sharing of Payments.
                        -------------------------------------------------------

          (a) Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Required Lenders, set off against the obligations of the Borrower, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

          (b) Subject to Section 9.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the obligations of the Borrower arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender promptly shall (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the obligations of the Borrower in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the obligations of the Borrower owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.


          SECTION 9.13  Agency for Perfection.
                        ----------------------

      The Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Agent's Liens in assets which, in accordance with
Article 9 of the UCC can be

                                      58.

perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

          SECTION 9.14  Payments by Agent to the Lenders.
                        ---------------------------------

  All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to the Agent.

          SECTION 9.15  Concerning the Collateral and Related Loan Documents.
                        -----------------------------------------------------

      Each member of the Lender Group authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by the Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by the Agent or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

          SECTION 9.16  Several Obligations; No Liability.
                        ----------------------------------

      Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of the Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section
                                                                         -------
9.7, no member of the Lender Group shall have any liability for the acts of any
---
other member of the Lender Group. No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

          SECTION 9.17  Holders of Notes.
                        -----------------

      The Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until an Assignment and Acceptance with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with Section 10.6. Any
                                                        ------------
authority, direction or consent of any Person who at the time of giving

                                      59.

such authority, direction or consent is shown in the records of the Agent as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

          SECTION 9.18  Calculations.
                        -------------

      The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the Borrower, to recover such amount from the Borrower.

          SECTION 9.19  Co-Agent.
                        ---------

      Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Co-Agent (in its capacity as Co-Agent as opposed to its capacity as a Lender) shall have no powers, rights, duties, responsibilities, or liabilities with respect to this Agreement and the other Loan Documents nor shall Co-Agent have or be deemed to have any fiduciary relationship with any Lender.

                                   ARTICLE X
                                 MISCELLANEOUS

          SECTION 10.1  Amendments, Etc.
                        ----------------

     No amendment or waiver of any provision of the Loan Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or
                         --------  -------
consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

          (a)  increase or extend the Commitment of any Lender;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (c) reduce the outstanding principal of, or the rate of interest specified herein on the Revolving Loans (except for pricing adjustments resulting from the application of the appropriate Applicable Margin), or any fees or other amounts payable hereunder or under any other Loan Document;

                                      60.

          (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

          (e) amend this Section or any provision of the Agreement providing for consent or other action by all the Lenders;

          (f)  release Collateral other than as permitted by Section 9.11;

          (g)  change the definition of "Required Lenders";

          (h) release the Borrower from any obligation for the payment of money;

          (i) release any Guarantor from its guaranty of the Loans or any of its obligations thereunder; or

          (j)  amend any of the provisions of Article IX.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent or the Issuing Bank, as the case may be, affect the rights or duties of the Agent or the Issuing Bank under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of the Borrower, shall not require consent by or the agreement of the Borrower.

          SECTION 10.2  Notices, Etc.
                        -------------

     Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed or sent by facsimile or delivered, if to the Borrower, at its address set forth on the signature page hereof; if to the Agent, at its address set forth on the signature page hereof; if to any Lender, at such Lender's address set forth on the signature page hereof or on such Assignment and Acceptance by which such Lender became a party hereto, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective when sent by facsimile, or three days after such notice or communication is deposited in the mails, except that notices and communications to the Agent pursuant to
Article II or VII shall not be effective until received by the Agent.
----------    ---

          SECTION 10.3  Right of Setoff.
                        ----------------

     Upon and only after the occurrence of any uncured Event of Default, the Agent, each Lender and the Issuing Bank is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by any member of the Lender Group to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or

                                      61.

demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Agent, any Lender or the Issuing Bank in its sole discretion may elect. Each member of the Lender Group and the Issuing Bank is authorized to debit any account maintained with it by the Borrower for any amount of principal, interest or fees which are then due and owing to the Lender Group.

          SECTION 10.4  No Waiver; Remedies.
                        --------------------

     No failure on the part of either party hereto to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 10.5  Costs and Expenses.
                        -------------------

     The Borrower shall pay to the Agent promptly after receipt of notice the full amount of all costs and expenses ("Lender Group Expenses"), including
                                        ---------------------
reasonable attorneys' fees (to include outside counsel fees), incurred by the Agent in connection with the negotiation, syndication, preparation, execution and administration of any commitment letter or this Agreement and each other of the Loan Documents, and the preparation of any amendments and waivers hereto and thereto; or incurred by the Agent, the Lender Group, or the Issuing Bank in connection with (a) the enforcement of the Lender Group's or the Issuing Bank's rights and/or the collection of any amounts which become due to the Lender Group or the Issuing Bank under any of the Loan Documents (including, without limitation, in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or the restructuring of the Loan Documents, and (b) the prosecution or defense of any action in any way related to any of the Loan Documents, including, without limitation, any action for declaratory relief.

          SECTION 10.6  Assignments and Participations.
                        -------------------------------
          (a) Any Lender may, with the written consent of the Agent, and, prior to the occurrence and continuance of an Event of Default, consent of the Borrower, which consent shall not be unreasonably withheld, conditioned or delayed, assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Revolving Loans, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance; and (iii) the assignor Lender or Assignee has paid to the Agent for the Agent's sole and separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary

                                      62.

notwithstanding, the consent of the Agent or the Borrower shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

          (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 9.7 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between the Borrower and the Assignee.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                                      63.

          (e) Any Lender may at any time, with the written consent of the Agent, and, prior to the occurrence and continuance of an Event of Default, consent of the Borrower, which consent shall not be unreasonably withheld, conditioned or delayed, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Revolving Loans, the Commitment, and the other rights and interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Revolving Loans hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Revolving Loans hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, the Agent, the Borrower, the Collections, the Collateral, or otherwise in respect of the Revolving Loans. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

          (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to the Borrower or the Borrower's business.

          (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          SECTION 10.7  Effectiveness; Binding Effect.
                        ------------------------------

                                      64.

     This Agreement shall become effective when it shall have been executed by the Borrower, each member of the Lender Group whose signature is provided for on the signature page hereof, and the Agent and thereafter shall be binding upon and inure to the benefit of the Borrower, each Lender, the Agent, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 10.8  Governing Law; Choice of Forum; Service of Process;
                        ---------------------------------------------------
Jury Trial Waiver.
-----------------

          (a) The validity, interpretation and enforcement of this Agreement and the other Loan Documents and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

          (b) The Borrower, each Lender, the Issuing Bank, and the Agent irrevocably consent and submit to the non-exclusive jurisdiction of the state courts of the County of Los Angeles and the United States District Court for the Central District of California and waive any objection based on venue or forum
                                                                         -----
non conveniens with respect to any action instituted therein arising under this
--------------
Agreement or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above.

          (c) The Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at the Agent's option, by service upon the Borrower in any other manner provided under the rules of any such courts.

          (d) THE BORROWER, EACH LENDER, THE ISSUING BANK, AND THE AGENT EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR
(2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE BORROWER, EACH LENDER, THE ISSUING BANK, AND THE AGENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE BORROWER, EACH LENDER, OR THE AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT

                                      65.

WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Neither the Lender Group nor the Issuing Bank shall have any liability to the Borrower (whether in tort, contract, equity or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on the Lender Group or the Issuing Bank, as the case may be, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, the Lender Group or the Issuing Bank, as the case may be, shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

          SECTION 10.9  Waiver of Notices.
                        ------------------

     The Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the obligations, and any and all other demands and notices of any kind or nature whatsoever with respect to the obligations and this Agreement, except such as are expressly provided for herein. No notice to or demand on the Borrower which the Agent may elect to give shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 10.10  Destruction of Borrower's Documents.
                         ------------------------------------

     The Lender Group will not be obligated to return any schedules, invoices, statements, budgets, forecasts, reports or other papers delivered by the Borrower. The Lender Group will destroy or otherwise dispose of such materials at such time as each member of the Lender Group, in its discretion, deems appropriate.

          SECTION 10.11  Entire Agreement.
                         -----------------

     This Agreement with Exhibits and Schedules and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

          SECTION 10.12  Severability of Provisions.
                         ---------------------------

     In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          SECTION 10.13  Execution in Counterparts.
                         --------------------------

                                      66.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 10.14  Confidentiality.
                         ----------------

     Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Borrower in accordance with such lender's customary procedures for handling confidential information of this nature, it being understood and agreed by Borrower that in any event a Lender may make disclosures to its examiners, outside auditors, counsel and other professional advisors, or Affiliates of such Lender, or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any loans or any sale or participations therein, or disclosures required or requested by any governmental agency or representative thereof, or pursuant to legal process: provided that, unless specifically prohibited by
                           --------
applicable law or court order, each Lender shall notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that
                                                         --------  -------
in no event shall any Lender be obligated or required to return any materials furnished by Borrower or any of its Subsidiaries.

                                      67.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


AGENT:                                    BORROWER:
------                                    ---------
MELLON BANK, N.A., as Agent               SM & A CORPORATION



By:____________________________________   By:_____________________________
Name: Richard M. McNiven,                 Name:  Edward A. Beeman
Title: Assistant Vice President           Title: Senior Vice President/
                                                 Chief Financial Officer

Address:                                  Address:

Mellon Bank                               SM & A Corporation
Mellon Bank Center                        4695 MacArthur Court
400 South Hope Street                     8th Floor
5th Floor                                 Newport Beach, California 92660
Los Angeles, California 90071             Attention: Edward A. Beeman,
                                                     Senior Vice President/
                                                     Chief Financial Officer
Attention: Richard M. McNiven,
           Assistant Vice President

CO-AGENT:                                 LENDERS:
---------                                 --------
WELLS FARGO BANK, N.A., as Co-Agent       MELLON BANK, N.A.



By:____________________________________   By:_____________________________
Name: Richard LaPoint                     Name: Richard M. McNiven
Title: Vice President                     Title: Assistant Vice President


Address:                                  Address:

Wells Fargo Bank, N.A.                    Mellon Bank
2030 Main Street                          Mellon Bank Center
Suite 900                                 400 South Hope Street
Irvine, California 92614                  5th Floor
Attention: Richard LaPoint                Los Angeles, California 90071
           Vice President                 Attention:  Richard M. McNiven,
                                                      Assistant Vice President

                                      68.

                                          WELLS FARGO BANK, N.A.



                                          By:___________________________________
                                          Name: Richard LaPoint
                                          Title: Vice President


                                          Address:

                                          Wells Fargo Bank, N.A.
                                          2030 Main Street
                                          Suite 900
                                          Irvine, California 92614
                                          Attention: Richard LaPoint
                                                     Vice President



                                          IMPERIAL BANK



                                          By:___________________________________
                                          Name: Denise D. Pardue
                                          Title: Vice President


                                          Address:

                                          Imperial Bank
                                          695 Town Center Drive
                                          Costa Mesa, California 92626
                                          Attention: Denise D. Pardue
                                                     Vice President


                                      69.

                                 Schedule C-1

                        LENDERS AND COMMITMENT AMOUNTS

      Name of Lender               Old Commitment                    New Commitment                   Total Commitment
      --------------               --------------                    --------------                   ----------------
Mellon Bank, N.A.                     $15,000,000                       $10,000,000                        $25,000,000

Imperial Bank                         $10,000,000                               -0-                        $10,000,000

Wells Fargo Bank, N.A.                        -0-                       $15,000,000                        $15,000,000
                          -----------------------    ------------------------------    -------------------------------
                                      $25,000,000                       $25,000,000                        $50,000,000

                                Schedule 5.1(f)

                                  Litigation

                                Schedule 5.1(i)

                             Environmental Matters

                                Schedule 6.1(j)

                      Location of Inventory and Equipment

                                Schedule 6.2(e)

                                Permitted Liens